                                                   KILPATRICK STOCKTON LLP
                                                          EXECUTION

                                                                    EXHIBIT 10.a
================================================================================


                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of June 22, 2000


                                      Among


                                   MTSPC, INC.
                                  as the Seller



                                       and



                                 MASCOTECH, INC.
                             as the Master Servicer



                                       and



                      BLUE RIDGE ASSET FUNDING CORPORATION
                                as the Purchaser



                                       and



                               WACHOVIA BANK, N.A.
                           as the Administrative Agent


================================================================================

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                                TABLE OF CONTENTS

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                                                                                             PAGE

ARTICLE I......................................................................................2


PURCHASES AND REINVESTMENTS....................................................................2

SECTION 1.1 COMMITMENTS TO PURCHASE; LIMITS ON PURCHASER'S OBLIGATIONS.........................2
SECTION 1.2 PURCHASE PROCEDURES; ASSIGNMENT OF THE PURCHASER'S INTERESTS.......................2
SECTION 1.3 REINVESTMENTS OF CERTAIN COLLECTIONS; PAYMENT OF REMAINING COLLECTIONS.............3
SECTION 1.4 ASSET INTEREST.....................................................................5

ARTICLE II  COMPUTATIONAL RULES................................................................6

SECTION 2.1 SELECTION OF ASSET TRANCHES........................................................7
SECTION 2.2 COMPUTATION OF PURCHASER'S TOTAL INVESTMENT AND PURCHASER'S TRANCHE INVESTMENT.....7
SECTION 2.3 COMPUTATION OF CONCENTRATION LIMITS AND UNPAID BALANCE.............................7
SECTION 2.4 COMPUTATION OF EARNED DISCOUNT.....................................................8
SECTION 2.5 ESTIMATES OF EARNED DISCOUNT RATE, FEES, ETC.......................................8

ARTICLE III  SETTLEMENTS.......................................................................9

SECTION 3.1 SETTLEMENT PROCEDURES..............................................................9
SECTION 3.2 DEEMED COLLECTIONS; REDUCTION OF PURCHASER'S TOTAL INVESTMENT, ETC................11
SECTION 3.3 PAYMENTS AND COMPUTATIONS, ETC....................................................13
SECTION 3.4 TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS...................................13

ARTICLE IV  FEES AND YIELD PROTECTION.........................................................14

SECTION 4.1 FEES..............................................................................14
SECTION 4.2 YIELD PROTECTION..................................................................14
SECTION 4.3 FUNDING LOSSES....................................................................16

ARTICLE V  CONDITIONS OF PURCHASES............................................................16

SECTION 5.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE..........................................16
SECTION 5.2 CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS...........................19

ARTICLE VI  REPRESENTATIONS AND WARRANTIES....................................................20

SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES..............................20

ARTICLE VII  GENERAL COVENANTS OF THE SELLER PARTIES..........................................24

SECTION 7.1 AFFIRMATIVE COVENANTS OF THE SELLER PARTIES.......................................24
SECTION 7.2 REPORTING REQUIREMENTS OF THE SELLER PARTIES......................................26
SECTION 7.3 NEGATIVE COVENANTS OF THE SELLER PARTIES..........................................28
SECTION 7.4 SEPARATE CORPORATE EXISTENCE OF THE SELLER........................................31

ARTICLE VIII  ADMINISTRATION AND COLLECTION...................................................34

SECTION 8.1 DESIGNATION OF MASTER SERVICER....................................................34
SECTION 8.2 DUTIES OF MASTER SERVICER.........................................................35
SECTION 8.3 SERVICER ADVANCES.................................................................36
SECTION 8.4 SERVICER DEFAULTS.................................................................37
SECTION 8.5 RIGHTS OF THE ADMINISTRATIVE AGENT................................................38
SECTION 8.6 RESPONSIBILITIES OF THE SELLER PARTIES............................................39
SECTION 8.7 FURTHER ACTION EVIDENCING PURCHASES AND REINVESTMENTS.............................39
SECTION 8.8 APPLICATION OF COLLECTIONS........................................................40

ARTICLE IX  SECURITY INTEREST.................................................................41
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
SECTION 9.1 GRANT OF SECURITY INTEREST........................................................41
SECTION 9.2 FURTHER ASSURANCES................................................................41
SECTION 9.3 REMEDIES..........................................................................41

ARTICLE X  LIQUIDATION EVENTS.................................................................41

SECTION 10.1 LIQUIDATION EVENTS...............................................................41
SECTION 10.2 REMEDIES.........................................................................44
SECTION 10.3 CURE NOT TO AFFECT EXERCISE OF REMEDIES..........................................45

ARTICLE XI  THE ADMINISTRATIVE AGENT..........................................................45

SECTION 11.1 AUTHORIZATION AND ACTION.........................................................45
SECTION 11.2 ADMINISTRATIVE AGENT'S RELIANCE, ETC.............................................45
SECTION 11.3 WACHOVIA AND AFFILIATES..........................................................46

ARTICLE XII  ASSIGNMENT OF THE PURCHASER'S INTEREST...........................................46

SECTION 12.1 RESTRICTIONS ON ASSIGNMENTS......................................................46
SECTION 12.2 RIGHTS OF ASSIGNEE...............................................................47
SECTION 12.3 TERMS AND EVIDENCE OF ASSIGNMENT.................................................47
SECTION 12.4 RIGHTS OF LIQUIDITY BANKS........................................................47

ARTICLE XIII  INDEMNIFICATION.................................................................48

SECTION 13.1 INDEMNITIES BY THE SELLER........................................................48
SECTION 13.2 INDEMNITIES BY MASTER SERVICER...................................................50

ARTICLE XIV  MISCELLANEOUS....................................................................51

SECTION 14.1 AMENDMENTS, ETC..................................................................51
SECTION 14.2 NOTICES, ETC.....................................................................51
SECTION 14.3 NO WAIVER; REMEDIES..............................................................51
SECTION 14.4 BINDING EFFECT; SURVIVAL.........................................................52
SECTION 14.5 COSTS, EXPENSES AND TAXES........................................................52
SECTION 14.6 NO PROCEEDINGS...................................................................53
SECTION 14.7 CONFIDENTIALITY OF SELLER INFORMATION............................................53
SECTION 14.8 CONFIDENTIALITY OF PROGRAM INFORMATION...........................................55
SECTION 14.9 CAPTIONS AND CROSS REFERENCES....................................................57
SECTION 14.10 INTEGRATION.....................................................................57
SECTION 14.11 GOVERNING LAW...................................................................57
SECTION 14.12 WAIVER OF JURY TRIAL............................................................58
SECTION 14.13 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES...................................58
SECTION 14.14 EXECUTION IN COUNTERPARTS.......................................................58
SECTION 14.15 NO RECOURSE AGAINST OTHER PARTIES...............................................59

APPENDIX A  DEFINITIONS........................................................................1
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                                    APPENDIX

APPENDIX A          Definitions

                                    SCHEDULES

SCHEDULE 6.1(i)     Description of Material Adverse Changes
SCHEDULE 6.1(n)     List of Offices of the Master Servicer and the Seller where
                    Records are Kept
SCHEDULE 6.1(o)     List of Lockbox Banks
SCHEDULE 14.2       Notice Addresses
SCHEDULE I          Initial Originators, Participating Divisions and Servicers
SCHEDULE II         Excluded Equipment

                                    EXHIBITS

EXHIBIT 1.2(a)      Form of Purchase Request
EXHIBIT 3.1(a)      Form of Settlement Report
EXHIBIT 5.1(h)      Form of Opinion of Special Counsel for the Seller Parties
EXHIBIT A-1         Form of Lockbox Agreement
EXHIBIT B           Form of Certificate of Financial Officer




























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

                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of June 22, 2000

         THIS IS A RECEIVABLES PURCHASE AGREEMENT, among:

         (1) MTSPC, INC., a Delaware corporation (together with its successors and permitted assigns, the "Seller"),

         (2) MASCOTECH, INC., a Delaware corporation (together with its successors, "MascoTech"), as Master Servicer hereunder (in such capacity, together with any successor Master Servicer appointed pursuant to Section 8.1, the "Master Servicer"; MascoTech, in its capacity as the Master Servicer, together with the Seller, each a "Seller Party" and collectively the "Seller
Parties"),

         (3) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation
(together with its successors and assigns, the "Purchaser"),

         (4) WACHOVIA BANK, N.A., a national banking association ("Wachovia"), as administrative agent for the Purchaser (in such capacity, together with any successors thereto in such capacity, the "Administrative Agent").

         Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A and in the Sale Agreement.

                                   Background

         1. The Seller is wholly-owned by MascoTech.

         2. MascoTech, acting through its MascoTech Forming Technologies - Braun and MascoTech Forming Technologies - Hatebur divisions (the "Participating
Divisions"), and the other Originators are engaged in the business of manufacturing products utilizing advanced metalworking capabilities to supply metal formed components used in vehicle engine and drivetrain applications, specialty fasteners and towing systems.

         3. Each of the Originators and the Seller have entered into the Sale
Agreement pursuant to which each Originator will transfer to the Seller all of its right, title and interest in and to Receivables originated by such Originator (or in the case of MascoTech, a Participating Division) and certain related property.

         4. The Seller has requested the Purchaser, and the Purchaser has agreed, subject to the terms and conditions contained in this Agreement, to purchase from the Seller from time to time an undivided percentage interest, referred to herein as the Asset Interest, in Pool Receivables and related property.





         5. The Seller and the Purchaser also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

         6. Wachovia has been requested, and is willing, to act as the Administrative Agent under this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASES AND REINVESTMENTS

         SECTION 1.1 COMMITMENTS TO PURCHASE; LIMITS ON PURCHASER'S OBLIGATIONS.

         Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article V), from time to time prior to the Termination Date, the Seller may request that the Purchaser purchase from the Seller ownership interests in Pool Receivables and Related Assets, and the Purchaser shall make such purchase (each being a "Purchase"); provided that no Purchase shall be made by the Purchaser if, after giving effect thereto, either
(a) the sum of (i) the Purchaser's Total Investment at such time and (ii) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding would exceed $50,000,000 (as adjusted pursuant to Section 3.2(b)) (the "Purchase Limit"), or (b) the Asset Interest, expressed as a percentage of Net Pool Balance, would exceed 100% (the "Allocation Limit"); and provided, further that each Purchase made pursuant to this Section 1.1 shall have a purchase price equal to at least $1,000,000 and shall be an integral multiple of $100,000.

         SECTION 1.2 PURCHASE PROCEDURES; ASSIGNMENT OF THE PURCHASER'S
INTERESTS.

         (a) Purchase Request. Each Purchase from the Seller by the Purchaser shall be made on notice from the Seller to the Administrative Agent (who is acting on behalf of the Purchaser) received by the Administrative Agent not later than 12:00 noon (New York City time) on the second Business Day preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of Exhibit 1.2(a) and shall specify, among other items, the desired amount and date of such Purchase. The Administrative Agent shall promptly upon receipt notify the Purchaser of any such notice. The Seller shall not request more than one Purchase in any calendar week.

         (b) Funding of Purchase. On the date of each Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Seller the amount of its Purchase in same day funds by wire transfer to an account designated in writing by the Seller.





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

         (c) Assignment of Asset Interest. The Seller hereby sells, assigns and transfers to the Purchaser, effective on and as of the date of each Purchase and each Reinvestment by the Purchaser hereunder, the Asset Interest in the Pool Receivables and Related Assets.

         SECTION 1.3 REINVESTMENTS OF CERTAIN COLLECTIONS; PAYMENT OF REMAINING COLLECTIONS.

         (a) On the close of business on each day during the period from the date of the first Purchase to the Termination Date, the Master Servicer will, out of all Collections received on such day from Pool Receivables and Related
Assets:

                  (i) determine the portion of such Collections attributable to the Asset Interest by multiplying (A) the amount of such Collections times (B) the Purchaser's Share;

                  (ii) out of the portion of such Collections allocated to the Asset Interest pursuant to clause (i), identify and hold in trust for the Purchaser (such Collections shall not be required to be held in a separate account of the Purchaser unless requested by the Administrative Agent, on behalf of the Purchaser, which request may be made at any time after the occurrence and during the continuance of a Credit Event), an amount equal to the sum of the estimated amount of Earned Discount accrued in respect of each Asset Tranche (based on the rate information provided by the Administrative Agent pursuant to
         Section 2.5), all other amounts due to the Purchaser or the Administrative Agent hereunder and the Purchaser's Share of the Servicer's Fee (in each case, accrued through such day) and not so previously accounted for; and

                  (iii) apply the remainder of such Collections to the purchase by the Purchaser from the Seller of ownership interests in Pool Receivables and Related Assets (each such purchase being a "Reinvestment"); provided that:

                           (A) if, after giving effect to such Reinvestment, (1)
                  the Asset Interest would exceed the Allocation Limit or (2) the sum of (a) the Purchaser's Total Investment and (b) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding would exceed the Purchase Limit, then the Master Servicer shall not make such Reinvestment to the extent of such excess, but shall identify and hold in trust for the benefit of the Purchaser, a portion of such Collections which, together with other Collections previously so identified and then so held, shall equal the amount necessary to reduce (x) the sum of (a) the Purchaser's Total Investment and (b) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding to the Purchase Limit and (y) the Asset Interest to the Allocation Limit; and

                           (B) if any of the conditions precedent to
                  Reinvestment in Section 5.2 are not satisfied, then the Master Servicer shall not reinvest any of such remaining Collections, but shall identify them and hold them in trust for the benefit of the Purchaser in accordance with the provisions of Section 1.3(b);





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                   (iv) out of the portion of Collections not allocated to the
         Asset Interest pursuant to clause (i), pay to the Master Servicer or set aside (at the option of the Master Servicer) the Seller's Share of the Servicer's Fee accrued through such day and not previously paid; and

                  (v) pay to the Seller (A) the remaining portion of Collections not allocated to the Asset Interest pursuant to clause (i) net of the amount paid to the Master Servicer pursuant to clause (iv), and (B) the Collections applied to Reinvestment pursuant to clause (iii).

         (b) Unreinvested Collections. The Master Servicer shall identify and hold in trust for the benefit of the Purchaser all Collections allocated to the Asset Interest pursuant to clause (i) of Section 1.3(a) which, pursuant to clause (iii) of Section 1.3(a), may not be reinvested in the Pool Receivables and Related Assets, provided, however, that, unless otherwise requested by the Administrative Agent at any time after the occurrence and during the continuance of a Credit Event, such Collections need not be held in a segregated account. If, prior to the date when such Collections are required to be paid to the Administrative Agent for the benefit of the Purchaser pursuant to Section 1.3(c)(iv), (1) the amount of Collections so set aside exceeds the greater of the amount, if any, necessary to reduce (x) the sum of (i) the Purchaser's Total Investment and (ii) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding to the Purchase Limit and (y) the Asset Interest to the Allocation Limit, and (2) the conditions precedent to Reinvestment set forth in
Section 5.2 are satisfied, then the Master Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

         (c) Payment of Amounts.

                  (i) The Master Servicer shall pay all amounts identified pursuant to Section 1.3(a)(ii) in respect of Earned Discount on an Asset Tranche funded by a Liquidity Funding to the Administrative Agent, on the Purchaser's behalf, on the last day of the then current Yield Period for such Asset Tranche, as provided in Section 3.1.

                  (ii) The Master Servicer shall pay all amounts of Collections identified pursuant to Section 1.3(a)(ii) in respect of Earned Discount on any Asset Tranche funded by Commercial Paper Notes to the Administrative Agent, on the Purchaser's behalf, on the last day of the then current CP Tranche Period for such Asset Tranche, as provided in
         Section 3.1.

                  (iii) The Master Servicer shall pay all amounts of Collections identified pursuant to Section 1.3(a)(ii) and not applied pursuant to clauses (i) or (ii) above to the Administrative Agent, on the Purchaser's behalf, on each Settlement Date for each Settlement Period, as provided in Section 3.1.

                  (iv) The Master Servicer shall pay all amounts identified pursuant to Section 1.3(b) to the Administrative Agent for the account of the Purchaser (A) on the last day of the then current Yield Period for any Asset Tranche funded by a Liquidity






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         Funding, as provided in Section 3.1(b), in an amount not exceeding the
         Purchaser's Tranche Investment of such Asset Tranche, and (B) on the last day of the then current CP Tranche Period for any Asset Tranche funded by Commercial Paper Notes, as provided in Section 3.1, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche.

         (d) Funds Under Sale Agreement. Upon the written request of the Administrative Agent, on the Purchaser's behalf, given at any time when (i) based on the most recent Settlement Report, either (A) the Asset Interest would exceed the Allocation Limit or the sum of (1) the Purchaser's Total Investment and (2) the aggregate CP Discount would exceed the Purchase Limit, or (ii) a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Seller shall identify all funds that under the Sale Agreement would be applied to repay principal of the Initial Seller Notes (as defined in the Sale Agreement) owing to the Originators. The Seller may apply such funds only for the purposes of (i) at any time, subject to Section 5.2, purchasing Receivables from the Originators in accordance with the Sale Agreement; (ii) on the Settlement Date for any Settlement Period, making payments in accordance with the last sentence of Section 3.1(c)(ii), and (iii) on the Settlement Date for any Settlement Period, if, on the basis of the most recent Settlement Report, and after giving effect to any payment made to the Master Servicer on such date pursuant to the last sentence of Section 3.1(c)(ii), both (x) the sum of (A) the Purchaser's Total Investment and (B) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding does not exceed the Purchase Limit and (y) the Asset Interest does not exceed the Allocation Limit, and provided that no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, repaying principal of the Initial Seller Notes in accordance with this Agreement and the Sale Agreement.

         (e) If, on any day any payment is required to be made pursuant to any of the provisions of Section 1.3(c), the Seller does not have sufficient available funds to make any such payment, the Master Servicer may make a Servicer Advance in an amount necessary for the payment, subject to the restrictions set forth in Section 8.3.

         (f) Notwithstanding anything herein to the contrary, the Master Servicer may recover any Servicer Advance that it has made in respect of any Receivable or related Contract from amounts received in respect of such Receivable or related Contract or otherwise from the relevant Obligor. If the Master Servicer has previously made a Servicer Advance which it later determines to be nonrecoverable, the Master Servicer may, following delivery of an officer's certificate to the Administrative Agent detailing the Master Servicer's determination that such Servicer Advance is nonrecoverable, recover the amount of such Servicer Advance from Collections. Any amount so recovered by the Master Servicer shall not be a Collection for purposes of this Section 1.3.

         SECTION 1.4 ASSET INTEREST.

         (a) Components of Asset Interest. On any date the Asset Interest will represent the Purchaser's undivided percentage ownership interest in all then outstanding Pool Receivables and all Related Assets with respect to such Pool Receivables as at such date.





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

         (b) Computation of Asset Interest. On any date, the Asset Interest will be equal to the percentage equivalent of the following fraction:

                                     PTI+RR
                                     ------
                                       NPB

where:

                  PTI = the sum of the Purchaser's Total Investment and the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding;

                  RR =  the Required Reserve; and

                  NPB = the Net Pool Balance;

provided, however, that the Asset Interest during the Liquidation Period shall equal 100%.

         (c) Frequency of Computation. The Asset Interest shall be (x) computed
(i) as provided in Section 3.1, as of the Initial Cut-Off Date and as of the Cut-Off Date for each Settlement Period, and (ii) on the Settlement Date following each Reporting Date, after giving effect to the payments made on such date pursuant to Section 3.1 and (y) deemed recomputed on each day. In addition, at any time that the Administrative Agent has reason to believe that the quality of the Pool Receivables has degraded since the last such Settlement Report, the Administrative Agent, on the Purchaser's behalf, may require the Master Servicer to provide a Settlement Report, based on the information then available to the Master Servicer, for purposes of computing the Asset Interest or the Purchase Limit as of any other date, and the Master Servicer agrees to do so within five
(5) (or three (3), if a Liquidation Event or Credit Event has occurred and is continuing) Business Days of its receipt of the Administrative Agent's request.

         SECTION 1.5 EXCLUSION OF REESE RECEIVABLES.

         Notwithstanding anything herein to the contrary, the Reese Receivables, the Unpaid Balance of the Reese Receivables, sales of Reese Products, Inc. and Collections in respect of the Reese Receivables shall not be included (a) in any determination of the Unpaid Balance of Pool Receivables, the Default Ratio, the Delinquency Ratio, the Dilution Ratio or any defined term incorporated in, or which includes, the Unpaid Balance of Pool Receivables, the Default Ratio, the Delinquency Ratio or the Dilution Ratio or (b) for purposes of (i) any Settlement Report, (ii) Section 3.2 of this Agreement or (iii) Section 3.3 or
3.4 of the Sale Agreement.


                                   ARTICLE II

                               COMPUTATIONAL RULES






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

         SECTION 2.1 SELECTION OF ASSET TRANCHES.

         The Administrative Agent shall, from time to time for purposes of computing Earned Discount, divide the Asset Interest into Asset Tranches. Prior to the Termination Date, the Administrative Agent, on the Purchaser's behalf, will choose the applicable CP Tranche Periods in consultation with the Seller. The applicable Earned Discount Rate may be different for each Asset Tranche. The maturity of each Asset Tranche may also be different. The Purchaser's Total Investment and aggregate of the CP Discounts for the Commercial Paper Notes then outstanding (if applicable) shall be allocated to each Asset Tranche by the Administrative Agent, on the Purchaser's behalf, to reflect the funding sources for the Asset Interest such that the total amount of the Purchaser's Tranche Investments of such Asset Tranches shall equal the Purchaser's Total Investment, and so that:

         (a) there will be one or more Asset Tranches with an aggregate Purchaser's Tranche Investment equal to the excess of the Purchaser's Total Investment over the aggregate amount allocated at such time pursuant to clause
(b) below, which Asset Tranches shall reflect the portion of the Asset Interest funded by Commercial Paper Notes; and

         (b) there may be one or more Asset Tranches, each with such Purchaser's Tranche Investments selected by the Administrative Agent, on the Purchaser's behalf, reflecting the portion or portions of the Asset Interest funded by outstanding Liquidity Fundings (if any).

         SECTION 2.2 COMPUTATION OF PURCHASER'S TOTAL INVESTMENT AND PURCHASER'S TRANCHE INVESTMENT.

         In making any determination of the Purchaser's Total Investment and any Purchaser's Tranche Investment, the following rules shall apply:

         (a) the Purchaser's Total Investment shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered hereunder to the Administrative Agent, on the Purchaser's behalf;

         (b) the Purchaser's Total Investment shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason; and

         (c) if there is any reduction in the Purchaser's Total Investment, there shall be a corresponding reduction in the Purchaser's Tranche Investment with respect to one or more Asset Tranches selected by the Administrative Agent, on the Purchaser's behalf, in its reasonable discretion.

         SECTION 2.3 COMPUTATION OF CONCENTRATION LIMITS AND UNPAID BALANCE.

         The Obligor Concentration Limits and the aggregate Unpaid Balance of Pool Receivables of any Obligor and its Affiliated Obligors (if any) shall be calculated as if such Obligor and such Affiliated Obligors were one Obligor.






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         SECTION 2.4 COMPUTATION OF EARNED DISCOUNT.

         In making any determination of Earned Discount, the following rules shall apply:

         (a) the Administrative Agent, on the Purchaser's behalf, shall determine the Earned Discount accruing with respect to each Asset Tranche, and each CP Tranche Period therefor (or, in the case of any Asset Tranche funded by Liquidity Fundings, each Yield Period), in accordance with the definition of Earned Discount;

         (b) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law; and

         (c) the Earned Discount for any Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

         It is the intent of the Purchaser to fund the Asset Interest by the issuance of Commercial Paper Notes. If the Purchaser is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund the Asset Interest, or is unable to repay such Commercial Paper Notes upon the maturity thereof, the Purchaser will draw on Liquidity Fundings to fund the Asset Interest to the extent Liquidity Fundings are available. If the Purchaser funds itself through Liquidity Fundings, the Earned Discount payable by the Seller will be based on the Bank Rate.

         SECTION 2.5 ESTIMATES OF EARNED DISCOUNT RATE, FEES, ETC.

         For purposes of determining the amounts required to be set aside by the Master Servicer pursuant to Section 1.3, the Administrative Agent, on the Purchaser's behalf, shall notify the Master Servicer (and, if MascoTech is not the Master Servicer, the Seller) from time to time of the Purchaser's Tranche Investment of each Asset Tranche, the Earned Discount Rate applicable to each Asset Tranche and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (a) the Earned Discount Rate for any Asset Tranche may change from one applicable Yield Period or CP Tranche Period to the next, and the Bank Rate used to calculate the Earned Discount Rate may change from time to time during an applicable Yield Period, (b) certain rate information provided by the Administrative Agent to the Master Servicer shall be based upon the Administrative Agent's good faith estimate, (c) the amount of Earned Discount actually accrued with respect to an Asset Tranche during any CP Tranche Period (or, in the case of the Asset Tranche funded by Liquidity Fundings any Yield Period) may exceed, or be less than, the amount set aside with respect thereto by the Master Servicer, and (d) the amount of fees or other amounts payable by the Seller hereunder which have accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount identified with respect thereto by the Master Servicer. Failure to identify any amount so accrued shall not relieve the Master Servicer of its obligation to remit Collections to the Administrative Agent, for the benefit of the Purchaser, with respect to such accrued amount, as and to the extent provided in Section 3.1.





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

                                   ARTICLE III

                                   SETTLEMENTS

         SECTION 3.1 SETTLEMENT PROCEDURES.

         The parties hereto will take the following actions with respect to each Settlement Period:

         (a) Settlement Report. On the fifteenth (15th) day of each month (each a "Reporting Date"), the Master Servicer shall deliver to the Administrative Agent, on the Purchaser's behalf, a report in electronic form satisfactory to the Administrative Agent in the form of Exhibit 3.1(a) (each, a "Settlement Report").

         (b) Earned Discount; Other Amounts Due. On or before 12:00 noon, Atlanta, Georgia, time on the Business Day before the last day of each CP Tranche Period or Yield Period, as the case may be, the Administrative Agent shall notify the Master Servicer of the amount of Earned Discount accrued with respect to any Asset Tranche corresponding to such CP Tranche Period or Yield Period, as the case may be. The Master Servicer shall pay to the Administrative Agent for the benefit of the Purchaser the amount of such Earned Discount before 12:00 noon, Atlanta, Georgia time on the last day of such CP Tranche Period or Yield Period. On or before 12:00 noon, Atlanta, Georgia time, on the Business Day before each Reporting Date, the Administrative Agent, on the Purchaser's behalf, shall notify the Master Servicer of all fees and other amounts accrued and payable by the Seller under this Agreement during the prior calendar month (other than amounts described in clause (c) below). The Master Servicer shall pay to the Administrative Agent, for the benefit of the Purchaser, the amount of such fees and other amounts (to the extent of Collections attributable to the Asset Interest during such Settlement Period) on the Settlement Date for such month. Such payments shall be made out of amounts set aside pursuant to Section
1.3 for such payment, provided, however, that to the extent that Collections attributable to the Asset Interest during such Settlement Period are not sufficient to make such payment, the shortfall shall be paid from amounts paid to the Seller pursuant to Section 1.3(a)(v) and, if such amounts are not sufficient to fully cover such shortfall, the Master Servicer shall make a Servicer Advance in the amount of such remaining shortfall in accordance with, and subject to the provisions of Section 8.3.

         (c) Asset Interest Computations.

                  (i) On the Reporting Date following each Settlement Period, the Master Servicer shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in Purchaser's Total Investment and the percentage represented by the Asset Interest since the immediately preceding Cut-Off Date, (C) the excess (if any) of the Asset Interest over the Allocation Limit, and
         (D) the excess (if any) of the sum of (1) the Purchaser's Total Investment and (2) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding over the Purchase Limit. Such calculations shall be based upon the assumptions that (x) the information in the Settlement Report is correct, and (y) Collections set aside pursuant to
         Section 1.3(b) will be paid to the

         Administrative Agent, for the benefit of the Purchaser, on the Settlement Date for such Settlement Period.

                  (ii) If, according to the computations made pursuant to clause
         (i) above, either (x) the Asset Interest exceeds the Allocation Limit or (y) the sum of (A) the Purchaser's Total Investment and (B) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding exceeds the Purchase Limit, then on the Settlement Date for such Settlement Period, then, either (I) the Master Servicer shall pay to the Administrative Agent, for the benefit of the Purchaser (to the extent of Collections during the related Settlement Period attributable to all Asset Tranches and not previously paid to the Administrative Agent and from other funds of the Seller and from Servicer Advances, if any), the amount necessary to reduce both (A) the sum of the Purchaser's Total Investment and the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding to the Purchase Limit and
         (B) the Asset Interest to the Allocation Limit or (II) the Seller shall otherwise cure such deficiencies in a manner acceptable to the Administrative Agent. Any such payment shall be made out of amounts identified pursuant to Section 1.3 for such purpose or from other funds of the Seller and from Servicer Advances, if any.

                  (iii) In addition to the payments described in clause (ii) above, during the Liquidation Period, the Master Servicer shall pay to the Administrative Agent, for the benefit of the Purchaser, all amounts identified pursuant to Section 1.3 (A) on the last day of the current Yield Period for any Asset Tranche funded by a Liquidity Funding, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche, and (B) on the last day of each CP Tranche Period, in an amount not exceeding the Purchaser's Tranche Investment of the Asset Tranche funded by Commercial Paper Notes.

         (d) Order of Application. Upon receipt by the Administrative Agent, on the Purchaser's behalf, of funds distributed pursuant to this Section 3.1, the Administrative Agent shall apply them to the items specified in the subclauses below, in the order of priority of such subclauses:

                  (i) to the Purchaser on the dates described in Section 3.1(b), to accrued Earned Discount, plus any previously accrued Earned Discount not paid;

                  (ii) to the Master Servicer on each Settlement Date, the Purchaser's Share of the accrued and unpaid Servicer's Fee (if MascoTech or an Affiliate of MascoTech is not the Master Servicer);

                  (iii) to the Purchaser on each Settlement Date, the Facility Fee and the Usage Fee accrued during such Settlement Period, plus any previously accrued Facility Fee and Usage Fee not paid on a prior Settlement Date;

                  (iv) to the Purchaser on each Settlement Date or other date described in Section 3.1(c), for the reduction of the Purchaser's Total Investment, to the extent such reduction is required under Section 3.1(c);

                  (v) to the Purchaser or the Administrative Agent on each Settlement Date, for the payment of other accrued and unpaid amounts owing to the Purchaser or the Administrative Agent hereunder (except Earned Discount on any Asset Tranche which has accrued but is not yet overdue under Section 1.3(c)); and

                  (vi) to the Master Servicer on each Settlement Date, to the Purchaser's Share of the accrued and unpaid Servicer's Fee (if MascoTech or an Affiliate is the Master Servicer).

         (e) Non-Distribution of Servicer's Fee. The Administrative Agent hereby consents (which consent may be revoked at any time after the occurrence and during the continuance of a Liquidation Event or Credit Event), to the retention by the Master Servicer of the amounts (if any) set aside pursuant to Section 1.3 in respect of the Purchaser's Share of the Servicer's Fee, in which case no distribution shall be made in respect of the Purchaser's Share of the Servicer's Fee pursuant to clause (d) above.

         (f) Delayed Payment. If any payment due on any day described in this
Section 3.1 (or in Section 1.3(c) in respect of accrued Earned Discount on Asset Tranches funded by Liquidity Fundings or by the issuance of Commercial Paper Notes) cannot be made because Collections during the relevant CP Tranche Period or Yield Period were less than the aggregate amounts payable, then the Master Servicer may, but shall not be required to, make any such payment otherwise required. To the extent the Master Servicer elects not to make such payment, by a Servicer Advance or otherwise, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder to the extent such amount payable has not been paid in full on the date of such proposed Reinvestment.

         SECTION 3.2 DEEMED COLLECTIONS; REDUCTION OF PURCHASER'S TOTAL INVESTMENT, ETC.

         (a) Deemed Collections. If on any day

                  (i) the Unpaid Balance of any Pool Receivable is

                           (A) reduced or cancelled as a result of any
                  defective, rejected or returned merchandise or services, any cash discount, or any other adjustment by any Seller Party or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

                           (B) reduced or cancelled as a result of a setoff in
                  respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                           (C) reduced or cancelled on account of the obligation
                  of any Seller Party or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                           (D) less than the amount included in calculating the
                  Net Pool Balance for purposes of any Settlement Report (for any reason other than such Receivable becoming a Defaulted Receivable), or

                  (ii) any of the representations or warranties of the Seller set forth in Section 6.1 (l) or (p) were not true when made with respect to any Pool Receivable, or any of the representations or warranties of the Seller set forth in Section 6.1(l) are no longer true with respect to any Pool Receivable, or any Pool Receivable is repurchased by an Originator pursuant to the Sale Agreement, then, on such day, the Seller shall be deemed to have received a Collection of such Pool Receivable

                           (A) in the case of clause (i) above, in the amount of
                  such reduction or cancellation or such difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                           (B) in the case of clause (ii) above, in the amount
                  of the Unpaid Balance of such Pool Receivable.

Collections deemed received by the Seller under this Section 3.2(a) are herein referred to as "Deemed Collections." In the event that the Seller receives a Deemed Collection with respect to the full Unpaid Balance of a Pool Receivable, the Administrative Agent, on the Purchaser's behalf, shall be deemed to have reconveyed such Receivable and Related Rights with respect thereto (after application of the Deemed Collection as provided elsewhere in this Agreement) to the Seller, without recourse, representation or warranty, but free and clear of all Liens created solely by the Administrative Agent, and such reconveyed Receivable and all Related Rights with respect thereto shall no longer be subject to the terms of this Agreement.

         (b) Seller's Optional Reduction of the Purchaser's Total Investment. The Seller may at any time elect to reduce the Purchaser's Total Investment as follows:

                  (i) the Seller shall give the Administrative Agent, on the Purchaser's behalf, at least five (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                  (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Master Servicer shall refrain from reinvesting Collections pursuant to Section 1.3 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                  (iii) the Master Servicer shall hold such Collections in trust for the Purchaser, pending payment to the Administrative Agent, as provided in Sections 1.3 and 3.1;

provided that:

                           (A) the amount of any such reduction shall be in (1)
                  an amount of at least $1,000,000, and in integral multiples of $100,000 if in excess of $1,000,000, or (2) an amount equal to the remaining Purchaser's Total Investment,

                           (B) the Seller shall use reasonable efforts to
                  attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period, and

                           (C) unless the Purchaser's Total Investment will be
                  reduced to zero, after giving effect to such reduction, the Purchaser's Total Investment will be at least $25,000,000.

         SECTION 3.3 PAYMENTS AND COMPUTATIONS, ETC.

         (a) Payments. All amounts to be paid to the Administrative Agent or any other Person or deposited by the Seller or the Master Servicer hereunder (other than amounts payable under Section 4.2) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Atlanta, Georgia time) on the day when due in lawful money of the United States of America in same day funds to the Purchaser in care of Wachovia Bank, N.A., ABA #053100494, Account #8735-098787, for credit: Blue Ridge Asset Funding Corporation, Reference:
MTSPC, Inc., Attention: John Dillon, Tel. No. (336) 732-2690, or to such other account at the bank named therein or at such other bank as the Administrative Agent on behalf of the Purchaser may designate by written notice to the Person making such payment.

         (b) Late Payments. The Seller or the Master Servicer, as applicable, shall, to the extent permitted by law, pay to the Person to whom payment is due interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

         (c) Method of Computation. All computations of interest, Required Reserve (and all components thereof), Earned Discount, Liquidation Fee, any fees payable under Section 4.1 and any other fees payable by the Seller to the Purchaser or the Administrative Agent hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

         SECTION 3.4 TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS.

         The Seller shall forthwith deliver to the Master Servicer all Deemed Collections, and the Master Servicer shall hold or distribute such Deemed Collections as Earned Discount, accrued Servicer's Fee, repayment of the Purchaser's Total Investment, and to other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to the Master Servicer. If Collections are then being paid to the Administrative Agent, on the Purchaser's behalf, or its designee, or to lock boxes or accounts directly or indirectly owned or controlled by the Administrative Agent, the Master Servicer shall forthwith cause such Deemed Collections to be paid to the Administrative Agent, on the Purchaser's behalf, or its designee or to such lock boxes or accounts, as applicable, or as the Administrative Agent shall request. So long as the Seller shall hold any Collections (including Deemed Collections) required to be paid to the Master Servicer or the Administrative Agent, it shall hold such Collections in trust for the benefit of the Administrative Agent, on behalf of the Purchaser, and shall clearly mark its records to reflect such trust; provided that unless the Administrative Agent shall have requested it in writing to do so, the Seller shall not be required to hold such Collections in a separate deposit account containing only such Collections.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

         SECTION 4.1 FEES.

         The Seller shall pay to the Purchaser certain fees from time to time in amounts and payable on such dates as are set forth in the letter dated on or about the date hereof (as amended from time to time, the "Fee Letter") among the Seller, the Purchaser and the Administrative Agent. MascoTech shall pay to the Administrative Agent the structuring fee set forth in the letter dated May 8, 2000 among MascoTech and Wachovia (the "Mandate Letter") on or before the date this Agreement is executed.

         SECTION 4.2 YIELD PROTECTION.

         (a) If any Regulatory Change occurring after the date hereof

                  (A) shall subject an Affected Party to any tax, duty or other charge with respect to the Asset Interest or any Asset Tranche owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Purchaser's Total Investment, Purchaser's Tranche Investment or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest or any Asset Tranche owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for Excluded Taxes); or

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal

         Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

                  (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

                  (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

                  (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

                  (x) to increase the cost to or to impose a cost on (I) the funding, making or maintaining of Purchases or Reinvestments by any Affected Party, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Administrative Agent for continuing its or the Seller's relationship with the Purchaser, in each case, in an amount deemed to be material by such Affected Party,

                  (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or

                  (z) in the reasonable determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, within ten (10) days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction; provided, however, that such compensation shall be made without duplication of any such amounts to the extent such amounts have been (1) reflected in the Earned Discount Rate or (2) previously charged to and paid by any Seller Party as fees, expenses or items for reimbursement.

         (b) Each Affected Party will promptly notify the Seller and the Administrative Agent of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

         (c) In determining any amount provided for or referred to in this
Section 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.2 shall submit to the Seller the certificate (referenced in subsection (a) above) as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, be conclusive and binding upon the Seller.

         SECTION 4.3 FUNDING LOSSES.

         In the event that the Purchaser or any Liquidity Bank shall actually incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Purchaser or such Liquidity Bank to make any Liquidity Funding or maintain any Liquidity Funding) as a result of (i) any settlement with respect to the Purchaser's Tranche Investment of any Asset Tranche funded by a Liquidity Funding being made on any day other than the scheduled last day of an applicable Yield Period with respect thereto (it being understood that the foregoing shall not apply to any portion of the Purchasers' Total Investment that is accruing Earned Discount calculated by reference to the Alternate Base Rate), or (ii) any Purchase not being made in accordance with a request therefor under Section 1.2, then, upon written notice from the Administrative Agent to the Seller and the Master Servicer, the Seller shall pay to the Master Servicer, and the Master Servicer shall pay to the Administrative Agent for the account of the Purchaser or such Liquidity Bank, the amount of such loss or expense, to the extent not reimbursed through the Earned Discount. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Seller and the Master Servicer.

                                    ARTICLE V

                             CONDITIONS OF PURCHASES

         SECTION 5.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE.

         The initial Purchase pursuant to this Agreement is subject to the following conditions precedent:

         (a) the Administrative Agent, on the Purchaser's behalf, shall have received, on or before the date of such initial Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Administrative Agent:

                  (i) The Sale Agreement and any other Transaction Document, duly executed by the parties thereto;

                  (ii) A certificate of the Secretary or Assistant Secretary of each Seller Party certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrative Agent and the Purchaser may conclusively rely until such time as the Administrative Agent, on the Purchaser's behalf, shall receive from such Seller Party a revised certificate meeting the requirements of this subsection (ii));

                  (iii) The Articles or Certificate of Incorporation of each Seller Party, duly certified by the Secretary of State of such Seller Party's state of incorporation, as of a recent date acceptable to Administrative Agent, on the Purchaser's behalf, in each case together with a copy of the by-laws of such Seller Party, duly certified by the Secretary or an Assistant Secretary of such Seller Party;

                  (iv) A true and complete copy of the resolutions of the Board of Directors of each Seller Party authorizing the execution, delivery and performance of this Receivables Purchase Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby;

                  (v) Copies of good standing certificates for each Seller Party, issued by the Secretaries of State of the state of incorporation of such Seller Party and the state where such Seller Party's principal place of business is located;

                  (vi) Executed, completed and proper (i) financing statements (Form UCC-1), in such form as the Administrative Agent, on the Purchaser's behalf, may reasonably request, naming each of the Originators as the debtor and seller of the Receivables and Related Rights, the Seller as the secured party and purchaser thereof and the Administrative Agent, as agent for the Purchaser, as assignee, and (ii) financing statements (Form UCC-1), in such form as the Administrative Agent, on the Purchaser's behalf, may reasonably request, naming the Seller as the debtor and seller of an undivided percentage interest in the Pool Receivables and Related Assets and the Purchaser as the secured party and purchaser thereof, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, on the Purchaser's behalf, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by each Originator to the Seller of, and the Purchaser's undivided percentage interest in, the Pool Receivables and Related Assets;

                  (vii) Search reports provided in writing to the Administrative Agent, on the Purchaser's behalf, (i) listing all effective financing statements that name any Seller Party as debtor and that are filed in the jurisdictions in which filings are proposed to be made pursuant to subsection (vi) above and in such other jurisdictions that the Administrative Agent shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in subsection (vi) above) shall cover any Receivables or Related Assets, and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause
         (i) above in the jurisdictions described therein and showing no such Liens;

                  (viii) Evidence that the Initial Seller Notes have been duly executed and delivered by the Seller;

                  (ix) A favorable opinion of Davis Polk & Wardwell, special counsel to the Seller Parties, as to:

                           (A) the existence of a "true sale" of the Receivables
                  from the Originators to the Seller under the Sale Agreement;
                  and

                           (B) the inapplicability of the doctrine of
                  substantive consolidation to the Seller in connection with any bankruptcy proceeding involving any of the Originators;

                  (x) Favorable opinions of local counsel to the Seller Parties as to the creation of a first priority perfected security interest in favor of the Administrative Agent, as agent for the Purchaser, in (1) all Pool Receivables and Related Rights (and including specifically any undivided interest therein retained by Seller hereunder), the Sale Agreement and other Transaction Documents and (2) all proceeds of any of the foregoing;

                  (xi) Favorable opinions of Davis Polk & Wardwell, special counsel to the Seller Parties, internal counsel to the Seller Parties, or local counsel to the Seller Parties as to;

                           (A) due authorization, execution, delivery,
                  enforceability and other corporate matters of the Seller Parties and the Originators as to the Transaction Documents;

                           (B) the creation under New York law of (1) a security
                  interest in favor of the Seller in (x) all Receivables and Related Rights and (y) all proceeds of any of the foregoing pursuant to the Sale Agreement and (2) a security interest in favor of the Administrative Agent, as agent for the Purchaser, in (1) all Pool Receivables and Related Assets, the Sale Agreement and other Transaction Documents and (2) all proceeds of any of the foregoing, pursuant to this Agreement; and

                           (C) such other matters as the Administrative Agent,
                  acting on behalf of the Purchaser, may reasonably request.

                  (xii) A pro forma Settlement Report, prepared as of the Cut-Off Date of May 31, 2000;

                  (xiii) A report in form and substance satisfactory to the Administrative Agent, on the Purchaser's behalf, from the Initial Due Diligence Auditor as to a pre-closing due diligence audit by the Initial Due Diligence Auditor;

                  (xiv) The Liquidity Agreement, in form and substance satisfactory to the Administrative Agent, on the Purchaser's behalf, duly executed by the Purchaser, the Liquidity Agent and each Liquidity Bank;

                  (xv) Lockbox Agreements with respect to each Lockbox Account and the Blocked Account Agreement;

                  (xvi) With respect to MascoTech, a consolidated balance sheet, income statement and statement of shareholders' equity as at December 31, 1999; and

                  (xvii) such other agreements, instruments, certificates, opinions and other documents as the Administrative Agent may reasonably request; and

         (b) MascoTech shall have paid (i) the Structuring Fee and (ii) all Transaction Fees.

         SECTION 5.2 CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS.

         Each Purchase (including the initial Purchase) and each Reinvestment shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment the following statements shall be true (and the Seller, by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, and each other Seller Party, upon such acceptance or receipt by the Seller, shall be deemed to have certified that):

         (a) the representations and warranties contained in Section 6.1 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

         (b) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

         (c) after giving effect to each proposed Purchase or Reinvestment, the sum of (i) the Purchaser's Total Investment and (ii) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding will not exceed the Purchase Limit and the Asset Interest will not exceed the Allocation Limit,

         (d) the Termination Date shall not have occurred,

         (e) in the case of a Purchase, the Administrative Agent shall have timely received an appropriate notice of the proposed Purchase in accordance with Section 1.2(a),

         (f) a completed Settlement Report has been delivered by the Master Servicer to the Administrative Agent, on the Purchaser's behalf, as of the applicable reporting date, and

         (g) such other agreements, instruments, certificates, opinions and other documents as the Administrative Agent may reasonably request have been delivered; provided, that there shall not be a failure of the condition set forth in this subsection (h) unless the Seller has been provided with a reasonable amount of time in which to respond and the Seller has not responded within such time period.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES.

         Each Seller Party represents and warrants as to itself, except as specifically provided, in which case, the specified Seller Party represents and warrants as so provided, as follows:

         (a) Organization and Good Standing; Ownership. It has been duly organized, is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and as such business is presently conducted. The Seller had at all relevant times, and now has, all corporate power and authority to acquire and own the Pool Receivables and Related Assets.

         (b) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to be so qualified or have such licenses or approvals would not have a Material Adverse Effect.

         (c) Power and Authority; Due Authorization. It (i) has all necessary corporate power and authority (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to carry out the terms of the Transaction Documents to which it is a party, (C) in the case of the Master Servicer, to service the Receivables and the Related Assets in accordance with this Agreement and the Sale Agreement, and (D) in the case of the Seller, sell and assign the Asset Interest on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and, in the case of the Seller, the sales and assignments described in clause (i)(D) above.

         (d) Valid Sale; Binding Obligations. (i) This Agreement effects a valid sale, transfer, and assignment of the Asset Interest to the Purchaser, enforceable against creditors of, and purchasers from, the Seller, and (ii) this Agreement and each other Transaction Document to which such Seller Party is a party constitutes a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Violation. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby will not
(i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles or certificate of incorporation or by-laws, or any material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of the Pool Receivables or Related Assets, or, with respect to the Seller, any other properties of the Seller, pursuant to the terms of any such material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties, except where any such conflict, breach or default referred to in clause (i) or (ii), individually or in the aggregate, would not have a Material Adverse Effect.

         (f) No Proceedings. There are no proceedings or investigations or any other litigation pending, or, to its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) with respect to the Seller, (ii) asserting the invalidity of this Agreement or any other Transaction Document, (iii) seeking to prevent the sale and assignment of the Receivables under the Sale Agreement or of the Asset Interest under this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iv) that, with respect to the Master Servicer, could reasonably be expected to have a Material Adverse Effect.

         (g) Bulk Sales Act. The sale, transfer and assignment of the Asset Interest (or the grant of the security interest in the Pool Receivables) does not require compliance with any bulk sales act or similar law in the States of Michigan or Delaware.

         (h) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement and each other Transaction Document to which it is a party, except,
(A) in the case of the Seller, for (i) the filing of the UCC financing statements referred to in Section 5.1, and (ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in Section 8.7, all of which, at the time required in Section 5.1 or
Section 8.7, as applicable, shall have been duly made and shall be in full force and effect and (B) such authorizations, approvals, notices, filings or other action the failure of which to obtain or make would not have a Material Adverse Effect; provided, however, that with respect to Pool Receivables owing by governmental Obligors, any failure to comply with the U.S. Federal Non-Assignment Act, 41 USC ss.15, the Assignment of Claims Act, 31 USC ss.3727, or with any similar federal or state legislation shall not constitute a breach of this representation and warranty.

         (i) Financial Condition. (w) The consolidated balance sheets of MascoTech and its consolidated subsidiaries as at December 31, 1999, and the related statements of income and shareholders' equity of MascoTech and its consolidated subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers independent certified public accountants, copies of which have been furnished to the Administrative Agent, fairly present in all material respects the consolidated financial condition of MascoTech and its consolidated subsidiaries as at such date and the consolidated results of the operations of MascoTech and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, (x) since December 31, 1999 there has been no material adverse change in any such financial condition, business or operations except as described in Schedule 6.1(i), and (y) since the date of its incorporation, there has been no material adverse change in the Seller's financial condition, business or operations.

         (j) [RESERVED]

         (k) Margin Regulations. The use of all funds obtained by such Seller Party under this Agreement or any other Transaction Document will not conflict with or contravene any of Regulation T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

         (l) Quality of Title. (i) Each Pool Receivable, together with the Related Assets, is owned by the Seller free and clear of any Lien (other than any Lien created pursuant to the Transaction Documents); (ii) when the Purchaser makes a Purchase or Reinvestment, it shall acquire and shall at all times thereafter continuously have a valid and perfected first priority undivided percentage ownership interest to the extent of the Asset Interest in each Pool Receivable, each Related Asset and Collections with respect thereto, free and clear of any Lien (other than any Lien created pursuant to the Transaction Documents); and (iii) no financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein, the Related Assets or Collections with respect thereto is on file in any recording office except such as may be filed (A) in favor of the Originator thereof in accordance with the Contracts, (B) in favor of the Seller in connection with the Sale Agreement or
(C) in favor of the Purchaser or the Administrative Agent in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by the Purchaser (or any assignee thereof) or by the Administrative Agent.

         (m) Accurate Reports. No Settlement Report (if prepared by such Seller Party, or to the extent information therein was supplied by such Seller Party) or other information, exhibit, financial statement, document, book, record or report furnished, by or on behalf of such Seller Party to the Administrative Agent or the Purchaser pursuant to this Agreement was inaccurate in any material respect as of the date it was dated or (except as otherwise disclosed to the Administrative Agent or Purchaser at such time) as of the date so furnished, or contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

         (n) Offices. The principal places of business and chief executive offices of the Master Servicer and the Seller are located at the respective addresses set forth on Schedule 14.2, and the offices where the Master Servicer and the Seller keep all their books, records and documents evidencing Pool Receivables, any related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in
Schedule 6.1(n) (or at such other locations, notified to the Administrative Agent, on the Purchaser's behalf, in accordance with Section 7.1(f), in jurisdictions where all action required by
Section 8.7 has been taken and completed).

         (o) Lockbox Accounts. The names and addresses of all the Lockbox Banks, together with the account numbers of the accounts of the Originators or the Seller at such Lockbox Banks, are specified in Schedule 6.1(o) (or have been notified to and approved by the Administrative Agent, on the Purchaser's behalf, in accordance with Section 7.3(d) and all action required by Section 7.1(i) has been taken and completed).

         (p) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or computation of the Net Pool Balance is an Eligible Receivable on such date.

         (q) Servicing Programs. No license or approval is required for the Administrative Agent's use on the premises of a Servicer of any program used by such Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

         (r) [RESERVED]

         (s) Compliance with Credit and Collection Policy. With respect to each Pool Receivable constituting an Eligible Receivable, each Seller Party has complied in all material respects with the relevant Credit and Collection Policy.

         (t) Payments to Originators. With respect to each Pool Receivable transferred to the Seller by the Originators pursuant to the Sale Agreement, the Seller has given reasonably equivalent value to each Originator in consideration for the Pool Receivables originated by it and the Related Assets with respect thereto and such transfer was not made for or on account of antecedent debt.

         (u) Names. In the past five years, the Seller has not used any names, whether trade names, assumed names or otherwise, other than the name in which it has executed this Agreement.

         (v) Ownership of the Seller. MascoTech owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller, free and clear of any Lien. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

         (w) Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

         (x) Taxes. Each Seller Party has filed all tax returns and reports required by law to have been filed by it, except to the extent any failure to file such returns or reports would not have a Material Adverse Effect, and has paid all taxes and governmental charges thereby shown to be owing, except to the extent any such taxes are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

                                   ARTICLE VII

                     GENERAL COVENANTS OF THE SELLER PARTIES

         SECTION 7.1 AFFIRMATIVE COVENANTS OF THE SELLER PARTIES.

         From the date hereof until the Final Payout Date, unless the Administrative Agent shall otherwise consent in writing:

         (a) Compliance With Laws, Etc. Each Seller Party will comply in all material respects with all laws, rules, regulations and orders applicable to such Person, including those with respect to the Pool Receivables and related Contracts, except where the failure to so comply would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Preservation of Corporate Existence. Each Seller Party will preserve and maintain its corporate existence (except as expressly permitted by Section 7.3(l)), rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would reasonably be expected to have a Material Adverse Effect.

         (c) Audits. Each Seller Party will at any time and from time to time upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent, on the Purchaser's behalf, believes in good faith that a Liquidation Event has occurred and is continuing), in which case one (1) Business Day's notice shall be required) during regular business hours, (i) permit the Administrative Agent, on the Purchaser's behalf, or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller Party relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements (if any), and (B) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to Pool Receivables or such Seller Party's performance hereunder with any of the officers or employees of such Seller Party having knowledge of such matters; (iii) permit the Administrative Agent or any of its agents or representatives to meet with the independent auditors of such Seller Party, to review such auditors' work papers and otherwise to review with such auditors the books and records of such Seller Party with respect to the Pool Receivables and Related Assets; and (iv) without limiting the provisions of clause (i) or (ii) above, at the expense of such Seller Party, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of such Seller Party's books and records with respect to the Pool Receivables and Related Assets; provided, that, so long as no Liquidation Event has occurred and is continuing, (x) such reviews shall not be done more than four (4) times in any one calendar year and (y) the Seller Parties shall be responsible for the costs and expenses of only one (1) such review in any one calendar year.

         (d) Keeping of Records and Books of Account. The Master Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Pool Receivables).

         (e) Performance and Compliance with Receivables and Contracts. Each Seller Party will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises, if any, required to be observed by it under the Contracts and all purchase orders and other agreements, the breach of which provisions, covenants or promises would have a Material Adverse Effect.

         (f) Location of Records. Each Seller Party will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, any related Contracts and all agreements (if any) related to such Pool Receivables (and all original documents relating thereto), at the address(es) of the applicable Servicer and the Seller referred to in Section 6.1(n) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.7 shall have been taken and completed.

         (g) Credit and Collection Policies. Each Seller Party will comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and any related Contract.

         (h) Sale Agreement. The Seller will perform and comply in all material respects with all of its covenants and agreements set forth in the Sale Agreement, and will enforce the performance by the Originators of their respective obligations under the Sale Agreement.

         (i) Lockbox Agreements and Collection Account. (i) The Seller and the Master Servicer shall enter into a Lockbox Agreement with each Lockbox Bank with respect to each Lockbox Account, and shall instruct all Obligors to deposit all Collections to the Lockbox Accounts. The Seller will not give any contrary or conflicting instructions, and will, upon the request of Master Servicer or the Administrative Agent, confirm such instructions by Master Servicer or take such other action as may be reasonably required to give effect to such instructions. At any time after the occurrence and continuance of a Credit Event, the Master Servicer shall, immediately upon receipt of written direction from the Administrative Agent to do so, establish the Collection Account with Wachovia.

         (ii) The parties acknowledge that Lake Erie Screw Corporation and TriMas Fasteners, Inc. (two of the Originators) have a lock-box with Key Bank at its location in Cleveland, Ohio (the "Key Bank Lockbox") into which certain Collections of the Receivables are directed, and that

Key Bank has declined to enter into a Lockbox Agreement prior to the date hereof. In connection therewith the Seller Parties agree as follows: (i) immediately following the date hereof, but no later than the date of the first Purchase hereunder, the Seller Parties will direct all funds in such account to be transferred daily to the account of the Seller at Bank One, NA, which account shall be subject to the Blocked Account Agreement, the execution and delivery of which is hereby made a condition precedent to the first Purchase hereunder, and
(ii) no later than 60 days following the date hereof, the Seller Parties will either (A) negotiate, execute and deliver a Lockbox Agreement with Key Bank, Lake Erie Screw Corporation and TriMas Fasteners, Inc. with respect to the Key Bank Lockbox in substantially the form of Exhibit A-1 hereof with such changes as may be approved by the Administrative Agent in its sole discretion, (B) direct all Obligors who have been delivering Collections to the Key Bank Lockbox to deliver such Collections to a new lock-box and lock-box account established with Wachovia (which lock-box and account shall be made subject to a Lockbox Agreement with Wachovia and shall thereafter be deemed to be a "Lockbox Account"), or (C) direct all Obligors who have been delivering Collections to the Key Bank Lockbox to deliver such Collections to a new lock-box and lock-box account established with a bank other than Key Bank or Wachovia, and negotiate, execute and deliver a Lockbox Agreement with such other bank, Lake Erie Screw Corporation and TriMas Fasteners, Inc. with respect to such new lock-box in substantially the form of Exhibit A-1 hereof with such changes as may be approved by the Administrative Agent in its sole discretion. Failure to comply with the provisions of the foregoing sentence shall constitute a Liquidation Event with no additional notice or cure period applicable thereto.

         SECTION 7.2 REPORTING REQUIREMENTS OF THE SELLER PARTIES.

         From the date hereof until the Final Payout Date, unless the Administrative Agent, on the Purchaser's behalf, shall otherwise consent in writing:

         (a) Quarterly Financial Statements. MascoTech will furnish to the Administrative Agent, on the Purchaser's behalf, as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of MascoTech, copies of its consolidated balance sheets and related statements of income and statements of cash flow, showing the financial condition of MascoTech and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer or treasurer of MascoTech;

         (b) Annual Financial Statements. MascoTech will furnish to the Administrative Agent, as soon as available and in any event within 95 days after the end of each fiscal year of MascoTech, copies of its consolidated balance sheets and related statements of income and statements of cash flow, showing the financial condition of MascoTech and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by PricewaterhouseCoopers or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of MascoTech on a consolidated basis (except as noted therein) in accordance with GAAP consistently applied;

         (c) Quarterly Financial Statements-Seller. The Seller will furnish to the Administrative Agent, as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Seller, copies of the financial statements of the Seller, consisting of at least a balance sheet as at the close of such quarter and statements of earnings and changes in cash flows for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer or treasurer of the Seller;

         (d) Annual Financial Statements-Seller. The Seller will furnish to the Administrative Agent, as soon as available and in any event within 95 days after the end of each fiscal year of the Seller, copies of the financial statements of the Seller, consisting of at least a balance sheet of the Seller for such year and statements of earnings, cash flows and shareholders' equity, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer or treasurer of the Seller;

         (e) Reports to Holders and Exchanges. In addition to the reports required by subsections (a), (b), (c) and (d) next above, promptly upon the Administrative Agent's request, MascoTech will furnish to the Administrative Agent, on the Purchaser's behalf, copies of any reports specified in such request which MascoTech sends to any of its securityholders, and any reports or registration statements that MascoTech files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

         (f) ERISA. Promptly after the filing or receiving thereof, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which any Seller Party files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Seller Party receives from the Pension Benefit Guaranty Corporation;

         (g) Liquidation Events, Etc. As soon as possible and in any event within three Business Days after obtaining knowledge of the occurrence of any Liquidation Event, any Unmatured Liquidation Event, or any Credit Event, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, a written statement of the chief financial officer, treasurer or chief accounting officer of such Seller Party setting forth details of such event and the action that the applicable Seller Party will take with respect thereto;

         (h) Litigation. As soon as possible and in any event within five (5) Business Days of any Seller Party's knowledge thereof, such Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, written notice of (i) any litigation, investigation or proceeding which may exist at any time with respect to the Seller, and if with respect to the Master Servicer, as to which there is a reasonable likelihood of an adverse decision that could reasonably be expected to have a Material Adverse Effect and (ii) any material adverse development that has occurred with respect to any previously disclosed litigation, proceedings or investigations;

         (i) [RESERVED.]

         (j) Credit and Collection Policy. Promptly following the reduction to writing of all or any portion of any Credit and Collection Policy, the Seller Parties will cause the applicable Originator to deliver a copy of such Credit and Collection Policy to the Administrative Agent. Promptly upon the effectiveness of any change to any Credit and Collection Policy (whether or not such Policy or such change is in writing) which change could have an adverse effect upon either the interest of the Purchaser in the Receivables or the Related Assets or remedies of the Purchaser under this Agreement, the Seller Parties will cause the applicable Originator to notify the Administrative Agent of such change and describe such change;

         (k) [RESERVED.]

         (l) Deliveries to Liquidity Banks. Each Seller Party will deliver to each of the Liquidity Banks and the Administrative Agent simultaneously with the delivery of each set of annual and quarterly financial statements referred to in subsections (a), (b), (c) and (d) above, a statement of its Chief Financial Officer or Treasurer certifying the accuracy of such financial statements and certifying that no Liquidation Event or Unmatured Liquidation Event has occurred or if any such Liquidation Event or Unmatured Liquidation Event has occurred, setting forth the details thereof and the action which such Seller Party is taking or proposes to take with respect thereto; and

         (m) Other. Promptly, from time to time, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, such other information, documents, records or reports respecting the Receivables or the operations, business affairs or financial condition of such Seller Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or Purchaser under or as contemplated by this Agreement;

provided, however, that any item required to be delivered pursuant to subsections (a) through (e) above shall be deemed to have been delivered in satisfaction of such subsection if (i) such item is also required to be delivered pursuant to the Credit Agreement, (ii) Wachovia is a party to the Credit Agreement at such time, and (iii) such deliveries are made to Wachovia at the times required in the Credit Agreement.

         SECTION 7.3 NEGATIVE COVENANTS OF THE SELLER PARTIES.

         From the date hereof until the Final Payout Date, without the prior written consent of the Administrative Agent:

         (a) Sales, Liens, Etc. (i) No Seller Party will, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool

Receivable or any Related Asset, or any interest therein, or any account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing, and (ii) the Master Servicer will not assert any interest in the Pool Receivables, except as servicer.

         (b) Extension or Amendment of Receivables. No Seller Party will, except as otherwise permitted in Section 8.2(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto in any way that adversely affects the collectability of any Pool Receivable or the Purchaser's rights therein.

         (c) Change in Business or Credit and Collection Policy. No Seller Party will make or permit to be made any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectability of the Pool Receivables or otherwise adversely affect the interests or remedies of the Purchaser under this Agreement or any other Transaction Document.

         (d) Change in Payment Instructions to Obligors. No Seller Party will add or terminate any bank as a Lockbox Bank from those listed in Schedule 6.1(o) or, after Lockbox Agreements have been delivered pursuant to Section 7.1(i), make any change in its instructions to Obligors regarding the account to which payments are to be made (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing lockbox that is subject to a Lockbox Agreement), unless (i) the Administrative Agent shall have received prior written notice of such addition, termination or change and (ii) if a Credit Event has occurred, the Administrative Agent shall have received duly executed copies of Lockbox Agreements with each new Lockbox Bank.

         (e) Deposits to Collection Account. No Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, any cash or cash proceeds other than Collections of Pool Receivables.

         (f) Changes to Other Documents. The Seller will not enter into any amendment or modification of, or supplement to, the Sale Agreement or the Seller's certificate of incorporation; provided, however, that subject to compliance with the provisions of the Sale Agreement, amendments to the Sale Agreement to reflect a Mandatory Seller Termination Date or a Permissive Seller Termination Date may be made with the consent of the Administrative Agent. In connection with any such Mandatory Seller Termination Date or Permissive Seller Termination Date, the Administrative Agent may in its sole discretion amend
Section 10.1(g), (h), or (i), and/or any component definitions thereof, by written notice to the Seller Parties, which amendment shall be effective as of the Cut-Off Date immediately succeeding any such Mandatory Seller Termination Date or Permissive Seller Termination Date.

         (g) Restricted Payments by the Seller; Net Worth. (a) The Seller will not purchase or redeem any shares of the capital stock of the Seller, (i) declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, or
(ii) pay any principal amount of the Initial Seller Notes (as defined in the Sale

Agreement), except that the Seller may pay all or a portion of such principal amount as permitted by the Sale Agreement or may make any such purchase, redemption, declaration, payment or distribution or setting aside of any such funds on the Settlement Date for any Settlement Period, after making any payment required to be made by the Seller on such Settlement Date in accordance with the last sentence of Section 3.1(c)(ii) and Section 3.1(c)(iii), if after giving effect to such purchase, redemption, declaration, payment, distribution or setting aside of funds (A) the sum of (i) the Purchaser's Total Investment and
(ii) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding does not exceed the Purchase Limit and the Asset Interest does not exceed the Allocation Limit and the Seller's net worth (determined in accordance with GAAP) is not less than an amount (the "Minimum Amount") equal to the greater of (1) $1,500,000 and (2) three percent (3%) of the Purchase Limit, as the Purchase Limit may be adjusted from time to time; and (b) the Seller's net worth (determined in accordance with GAAP) will at all times be at least equal to the Minimum Amount.

         (h) Seller Indebtedness. The Seller will not incur or permit to exist any Indebtedness except (i) Indebtedness of the Seller to the Originators incurred in accordance with the Sale Agreement, (ii) current accounts payable arising under or permitted by the Transaction Documents and not overdue, (iii) indebtedness or liability of the Seller to any Affiliate in the ordinary course of business as permitted by the Transaction Documents and (iv) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $4,500.

         (i) Negative Pledges. No Seller Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

         (j) Change of Name. The Seller will not change its name, any trade name or corporate structure, or commence the use of any new trade name unless it has given the Administrative Agent at least 30 days prior written notice thereof and has taken all steps necessary to continue the perfection of the Purchaser's interest, including the filing of amendments to the UCC financing statements described in Section 5.1(a)(vi).

         (k) Certain Pool Receivables Not to be Evidenced by Promissory Notes. No Seller Party will take any action to cause or permit any Pool Receivable that is an Eligible Receivable to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of any Pool Receivable which is overdue, provided that the original of such instrument is delivered to the Administrative Agent, duly endorsed.

         (l) Mergers, Consolidations and Acquisitions.

                  (i) The Master Servicer will not, and will not permit any other Originator to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than acquisitions in the ordinary course of the Master Servicer's or an Originator's business, except that if at the time thereof and immediately after giving effect thereto no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing (A) the Master Servicer or any other Originator may merge or consolidate with any direct or indirect wholly-owned Subsidiary of the Master Servicer (other than the Seller) in a transaction in which the Master Servicer or such other Originator is the surviving corporation, (B) an Originator (other than the Master Servicer) may merge or consolidate with the Master Servicer or any other Originator and (C) the Master Servicer or any other Originator may purchase, lease or otherwise acquire from any Subsidiary (other than the Seller) all or substantially all of its assets and may purchase or otherwise acquire all or substantially all of the capital stock of any Person who immediately thereafter is a direct or indirect wholly-owned Subsidiary of the Master Servicer.

                  (ii) The Seller will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by Purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than the acquisition of the Pool Receivables and Related Assets pursuant to the Sale Agreement and the sale of an interest in the Pool Receivables and Related Assets hereunder.

         (m) Disposition of Assets. The Master Servicer will not, and will not permit any of the Originators or its other Subsidiaries to, sell, lease, transfer, assign or otherwise dispose of (in one transaction or in a series of transactions), in any fiscal year, assets (whether now owned or hereafter acquired) which exceed 20% of the assets of the Master Servicer and its Subsidiaries as of the end of the most recent fiscal year, computed and consolidated in accordance with GAAP consistently applied, except (i) in a transaction permitted under paragraph (1) above, and (ii) the Master Servicer and the Seller may sell, lease, transfer, assign or otherwise dispose of or create, incur, assume or permit to exist Liens on Receivables, Related Assets or other related property, or interests therein, pursuant to the Transaction Documents.

         SECTION 7.4 SEPARATE CORPORATE EXISTENCE OF THE SELLER.

         Each Seller Party hereby acknowledges that the Purchaser and the Administrative Agent are entering into the transactions contemplated hereby in reliance upon the Seller's identity as a legal entity separate from the Master Servicer and its other Affiliates. Therefore, each Seller Party shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of the Master Servicer, any of the Originators or any other

Person. Without limiting the foregoing, each Seller Party will take such actions as shall be required in order that:

         (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its Certificate of Incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Receivables in the Receivables Pool and Related Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

         (b) Not less than one member of the Seller's Board of Directors (the "Independent Directors") shall be an individual who is not, and never has been, a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, material supplier or material customer of the Master Servicer or any of its Affiliates. The certificate of incorporation of the Seller shall provide that (i) at least one member of the Seller's Board of Directors shall be an Independent Director, (ii) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless a unanimous vote of the Seller's Board of Directors (which vote shall include the affirmative vote of each Independent Director) shall approve the taking of such action in writing prior to the taking of such action and (iii) the provisions requiring an independent director and the provision described in clauses (i) and (ii) of this paragraph (b) cannot be amended without the prior written consent of each Independent Director;

         (c) No Independent Director shall at any time serve as a trustee in bankruptcy for the Seller or any Affiliate thereof;

         (d) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which the Master Servicer will be fully compensated for its services by payment of the Servicer's Fee, and certain organizational expenses in connection with the formation of the Seller;

         (e) The Seller will contract with the Master Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Master Servicer the Servicer's Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with the Master Servicer (or any other Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that the Seller (or any other Affiliate thereof) share items of expenses not reflected in the Servicer's Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that the Master Servicer shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

     (f) The Seller's operating expenses will not be paid by any other Seller Party or other Affiliate of the Seller;

     (g)  The Seller will have its own stationery;

     (h) The books of account, financial reports and corporate records of the Seller will be maintained separately from those of the Master Servicer and each other Affiliate of the Seller;

     (i) Any financial statements of any Seller Party or Affiliate thereof which are consolidated to include the Seller will contain detailed notes clearly stating that (A) all of the Seller's assets are owned by the Seller, and (B) the Seller is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of the Seller's assets prior to any value in the Seller becoming available to the Seller's equity holders; and the accounting records and the published financial statements of the Originators will clearly show that, for accounting purposes, the Pool Receivables and Related Assets have been sold by the Originators to the Seller;

     (j) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Master Servicer and the other Affiliates;

     (k) Each Affiliate of the Seller will strictly observe corporate formalities in its dealings with the Seller, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of the Seller will not be commingled with those of any of its Affiliates;

     (l) No Affiliate of the Seller will maintain joint bank accounts with the Seller or other depository accounts with the Seller to which any such Affiliate (other than in its capacity as a Servicer hereunder or under the Sale Agreement) has independent access, provided that so long as the Administrative Agent has not requested segregation of such amounts upon the occurrence and during the continuation of a Credit Event, Collections may be deposited into general accounts of the Master Servicer, subject to the obligations of the Master Servicer hereunder;

     (m) No Affiliate of the Seller shall, directly or indirectly, name the Seller or enter into any agreement to name the Seller as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of the Seller;

     (n) Each Affiliate of the Seller will maintain arm's length relationships with the Seller, and each Affiliate of the Seller that renders or otherwise furnishes services or merchandise to the Seller will be compensated by the Seller at market rates for such services or merchandise;

     (o) No Affiliate of the Seller will be, nor will it hold itself out to be, responsible for the debts of the Seller or the decisions or actions in respect of the daily business and affairs of the Seller. The Master Servicer and the Seller will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

     (p) The Seller will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of the Seller will be continuously maintained as official records by the Seller; and

     (q) The Seller, on the one hand, and each of the Originators, on the other hand, will conduct its business solely in its own corporate name (except that the Originators and the Participating Divisions may conduct business in such trade names disclosed pursuant to the Sale Agreement) and in such a separate manner so as not to mislead others with whom they are dealing.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

     SECTION 8.1    DESIGNATION OF MASTER SERVICER.

     (a) MascoTech as Initial Master Servicer. The servicing, administration and collection of the Pool Receivables shall be conducted by the Person designated as Master Servicer hereunder from time to time in accordance with this Section 8.1. Until the Administrative Agent, on the Purchaser's behalf, gives to MascoTech a Successor Notice (as defined in Section 8.1(b)), MascoTech is hereby designated as, and hereby agrees to perform the duties and obligations of, Master Servicer pursuant to the terms hereof. Each of the Originators named in the Sale Agreement agrees to act as subservicer for the purpose of performing certain duties and obligations with respect to all Receivables purchased by the Seller from such Originator pursuant to the terms of the Sale Agreement. In so acting as subservicer, each of such Originators shall comply with, and agrees to be bound by, all of the terms and provisions of this Agreement applicable to such Originator in the performance of its duties as subservicer; provided, however, that each such Originator (i) shall cease to act as subservicer upon the Administrative Agent's delivery of a Successor Notice to MascoTech (with a copy to each such Originator), (ii) shall receive compensation from the Master Servicer for its performance as a Servicer and shall have no claim hereunder to receive any portion or all of the Servicer's Fee, and (iii) shall not be bound by, or be deemed to have made, any of the representations, warranties or covenants in Articles VI and VII applicable to the "Seller Parties," except as expressly provided in the Sale Agreement.

     (b) Successor Notice; Servicer Transfer Events. Upon MascoTech's receipt of a notice from the Administrative Agent of the Administrative Agent's designation, on the Purchaser's behalf, of a new Master Servicer (a "Successor Notice"), MascoTech agrees that it will terminate its activities as Master Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to the new Master Servicer, and the Administrative Agent (or its designee) shall assume each and all of MascoTech's obligations to service and administer the Pool Receivables, on the terms and subject to the conditions herein set forth, and MascoTech shall use its best efforts to assist the Administrative Agent (or its designee) in assuming such obligations. Without limiting the foregoing, MascoTech agrees, at its expense, to take all actions necessary to provide the new Master Servicer with access to all computer software necessary or useful in collecting, billing or maintaining records with respect to the Receivables. The Administrative Agent agrees not to give MascoTech a Successor Notice until after the occurrence and during the continuance of any Liquidation Event or Credit Event (any such event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrative Agent's discretion. If MascoTech disputes the occurrence of a Servicer Transfer Event, MascoTech may take appropriate action to resolve such dispute; provided that MascoTech must terminate its activities hereunder as Master Servicer and allow the newly designated Master Servicer to perform such activities on the date provided by the Administrative Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute, if the Administrative Agent, on the Purchaser's behalf, reasonably determines, in good faith, that such termination is necessary or advisable to protect the Purchaser's interests hereunder.

     (c) Subcontracts. The Master Servicer may, with the prior consent of the Administrative Agent, (which is expressly hereby granted in connection with any Originator now or hereafter acting as Servicer) subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Master Servicer shall remain liable for the performance of the duties and obligations of the Master Servicer pursuant to the terms hereof and such subservicing arrangement may be terminated at the Administrative Agent's request, on the Purchaser's behalf, at any time after a Successor Notice has been given.

     SECTION 8.2    DUTIES OF MASTER SERVICER.

     (a) Appointment; Duties in General. Each of the Seller, the Purchaser and the Administrative Agent hereby appoints as its agent the Master Servicer, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Pool Receivables and the Related Security. The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

     (b) Allocation of Collections; Segregation. The Master Servicer shall identify for the account of the Seller and the Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with
Section 1.3 but shall not be required (unless otherwise requested by the Administrative Agent, on the Purchaser's behalf, after the occurrence and during the continuance of a Credit Event) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with said Section. If instructed by the Administrative Agent, on the Purchaser's behalf, after the occurrence and during the continuance of a Credit Event, the Master Servicer shall segregate and deposit into the Collection Account, the Purchaser's share of Collections of Pool Receivables, on the second Business Day following receipt by the Master Servicer of such Collections in immediately available funds.

     (c) Modification of Receivables. So long as no Liquidation Event shall have occurred and be continuing, MascoTech while it is Master Servicer, may, in accordance with the

Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as MascoTech may reasonably determine to be appropriate to maximize Collections thereof, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in
Section 3.2(a)(i).

     (d) Documents and Records. Each Seller Party shall deliver to the Master Servicer, and the Master Servicer shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

     (e) Certain Duties to the Seller. The Master Servicer shall, as soon as practicable following receipt, (i) turn over to the Seller that portion of Collections of Pool Receivables representing its undivided percentage interest therein, less the Seller's Share of the Servicer's Fee, and, in the event that neither MascoTech nor any other Seller Party or Affiliate thereof is the Master Servicer, all reasonable and appropriate out-of-pocket costs and expenses of the Master Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) turn over to the applicable Originator the Collections of any Receivable which is not a Pool Receivable. The Master Servicer, if other than MascoTech or any other Seller Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all documents, instruments and records in its possession that evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

     (f) Termination. The Master Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

     (g) Power of Attorney. The Seller hereby grants to the Master Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by the Purchaser (whether or not from the Seller) in connection with any Pool Receivable.

     SECTION 8.3    SERVICER ADVANCES.

     If on any day the Master Servicer determines that any payment (or portion thereof) which was due and payable pursuant to a Pool Receivable or a Contract in the Receivables Pool was not received on the date due prior to the end of such Settlement Period, the Master Servicer may make an advance on any day pursuant to Section 1.3(e) in an amount up to the amount of such delinquent payment (or portion thereof) (any such advance, a "Servicer Advance"). The Master Servicer may elect not to make a Servicer Advance with respect to any Pool Receivable or related Contract if the Master Servicer determines (such determination to be conclusive and binding) in good faith that such Servicer Advance will not ultimately be recoverable from future collections on, or the liquidation of, the Receivables Pool, and the Master Servicer's obligation to make a Servicer Advance for any Receivable shall cease on the day such Receivable becomes a Defaulted Receivable (herein referred to as "nonrecoverable"). The Master Servicer will deposit any Servicer Advances to the account specified in Section 3.3(a) no later than 12:00 noon (Atlanta, Georgia time) on the date necessary to make any payment required to be made under Section 3.1. All Servicer Advances shall be made by wire transfer in immediately available funds.

     SECTION 8.4    SERVICER DEFAULTS.

     If any one of the following events (a "Servicer Default") shall occur and be continuing:

     (a) any failure by the Master Servicer to make any payment, transfer or deposit or to give instructions or notice to the Administrative Agent as required by this Agreement including, without limitation, delivery of any Settlement Report and, (i) in the case of failure to deliver a Settlement Report, such failure shall remain unremedied for one (1) Business Day after the earlier to occur of (A) written notice thereof by the Administrative Agent to the Master Servicer or (B) knowledge by a Responsible Officer of the Master Servicer of such failure and (ii) in the case of failure to make any payment, transfer or deposit to be made by the Master Servicer or to give instructions or notice to the Administrative Agent (other than delivery of any Settlement Report) such failure shall remain unremedied for three (3) Business Days after the due date thereof;

     (b) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or any other Transaction Document to which the Master Servicer is a party, which failure continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Master Servicer by the Administrative Agent and (ii) the date on which a Responsible Officer of the Master Servicer obtains knowledge of such failure;

     (c) any representation, warranty or certification made by the Master Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which continues to be unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Master Servicer by the Administrative Agent and
(ii) the date on which a Responsible Officer of the Master Servicer obtains knowledge of such incorrectness;

     (d) a Credit Event shall occur or any Event of Bankruptcy occurs with respect to the Master Servicer; or

     (e) any merger or consolidation in which the Master Servicer is not the surviving entity, except as provided in Section 7.3(1).

Notwithstanding anything herein to the contrary, so long as any such Servicer Default shall not have been remedied, the Administrative Agent, by written notice to the Master Servicer (a "Termination Notice"), may terminate all of the rights and obligations of the Master Servicer as

Master Servicer under this Agreement and appoint a successor Master Servicer satisfactory to the Administrative Agent (in the Administrative Agent's sole discretion).

     SECTION 8.5    RIGHTS OF THE ADMINISTRATIVE AGENT.

     (a) Notice to Obligors. At any time when a Liquidation Event has occurred and is continuing and has not been waived by the Administrative Agent, the Administrative Agent may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Purchaser.

     (b) Notice to Lockbox Banks. At any time following the occurrence and during the continuance of a Liquidation Event, if Lockbox Agreements have been executed, the Administrative Agent is hereby authorized to give notice to the Lockbox Banks, as provided in the Lockbox Agreements, of the transfer to the Administrative Agent of dominion and control over the lockboxes and related accounts to which the Obligors of Pool Receivables make payments. The Seller and the Master Servicer hereby transfer to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lockbox Banks as provided in the Lockbox Agreements, the exclusive dominion and control over such lockboxes and accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer.

     (c) Rights on Servicer Transfer Event. At any time following the designation of a Master Servicer other than MascoTech pursuant to Section 8.1:

          (i) The Administrative Agent may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrative Agent or its designee.

          (ii) Any Seller Party shall, at the Administrative Agent's request and at such Seller Party's expense, give notice of the Purchaser's ownership and security interests in the Pool Receivables to each Obligor of Pool Receivables and direct that payments be made directly to the Administrative Agent or its designee.

          (iii) Each Seller Party shall, at the Administrative Agent's request,
     (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the Related Security (if any), or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the successor Master Servicer at a place selected by the Administrative Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Master Servicer.

          (iv) Each Seller Party and the Purchaser hereby authorize the Administrative Agent, on the Purchaser's behalf, and grant to the Administrative Agent an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Seller Party's name and on behalf of the Seller Parties and the Purchaser which are necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Seller Party's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

     SECTION 8.6    RESPONSIBILITIES OF THE SELLER PARTIES.

     Anything herein to the contrary notwithstanding:

     (a) Contracts. Each Seller Party shall remain responsible for performing all of its obligations (if any) under any Contracts related to the Pool Receivables and under any related agreements to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrative Agent or its designee of its rights hereunder shall not relieve any Seller Party from such obligations.

     (b) Limitation of Liability. The Administrative Agent and the Purchaser shall not have any obligation or liability with respect to any Pool Receivables, the Contracts (if any) related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of any Seller Party or any Originator thereunder.

     SECTION 8.7    FURTHER ACTION EVIDENCING PURCHASES AND REINVESTMENTS.

     (a) Further Assurances. Each Seller Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent or its designee may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Asset Interest, or to enable the Purchaser or the Administrative Agent or its designee to exercise or enforce any of their respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Seller Party will:

          (i) upon the request of the Administrative Agent, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement;

          (ii) upon the request of the Administrative Agent after the occurrence and during the continuance of a Liquidation Event, mark conspicuously each Contract evidencing each Pool Receivable with a legend, acceptable to the Administrative Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement; and

          (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Administrative Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement.

     (b) Additional Financing Statements; Performance by Administrative Agent. Each Seller Party hereby authorizes the Administrative Agent, on the Purchaser's behalf, or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Assets now existing or hereafter arising. If any Seller Party fails to promptly execute and deliver to the Administrative Agent, on the Purchaser's behalf, any financing statement or continuation statement or amendment thereto or assignment thereof requested by the Administrative Agent, on the Purchaser's behalf, each Seller Party hereby authorizes the Administrative Agent, on the Purchaser's behalf, to execute such statement on behalf of such Seller Party. If any Seller Party fails to perform any of its agreements or obligations under this Agreement, the Administrative Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrative Agent or its designee incurred in connection therewith shall be payable by the Seller Parties as provided in Section 14.5.

     (c) Continuation Statements; Opinion. Without limiting the generality of subsection (a), the Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in Section 5.1(a)(vi) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, if the Final Payout Date shall not have occurred:

          (i) execute (if necessary) and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

          (ii) deliver or cause to be delivered to the Administrative Agent an opinion of the counsel for the Seller Parties, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinions delivered pursuant to Section 5.1(a) to the effect that the Asset Interest hereunder continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

     SECTION 8.8    APPLICATION OF COLLECTIONS.

     Any payment by an Obligor in respect of any indebtedness owed by it to an Originator or the Seller shall, except as otherwise specified by such Obligor or required by the underlying Contract or law, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivables and, second, to any other indebtedness of such Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

     SECTION 9.1    GRANT OF SECURITY INTEREST.

     To secure all obligations of the Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, the Seller hereby assigns and pledges to the Administrative Agent and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the Seller's right, title and interest now or hereafter existing in, to and under
(a) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by the Seller hereunder), (b) the Sale Agreement and the other Transaction Documents and (c) all proceeds of any of the foregoing.

     SECTION 9.2    FURTHER ASSURANCES.

     The provisions of Sections 8.5 and 8.7 shall apply to the security interest granted under Section 9.1 as well as to the Purchases, Reinvestments and all the Asset Interests hereunder.

     SECTION 9.3    REMEDIES.

     Upon the occurrence and during the continuance of a Liquidation Event, the Purchaser shall have, with respect to the collateral granted pursuant to Section 9.1, and in addition to all other rights and remedies available to the Purchaser or the Administrative Agent under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                    ARTICLE X

                               LIQUIDATION EVENTS

     SECTION 10.1   LIQUIDATION EVENTS.

     The following events shall be "Liquidation Events" hereunder:

     (a) The Master Servicer (if any Seller Party or Affiliate thereof is the Master Servicer) or the Seller (i) shall fail to perform or observe any term, covenant or agreement that is an obligation of the Master Servicer or the Seller hereunder (other than as referred to in clause (ii) or (iii) below or in other paragraphs of this Section 10.1) and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by the Administrative Agent to the Master Servicer or a Responsible Officer of the Master Servicer shall have otherwise become aware of such failure, or (ii) shall fail to make any payment or deposit to be made by it pursuant to Section 3.1(b) when due which failure shall continue for three (3) Business Days after the due date therefor, or (iii) shall fail to make any other payment or deposit to be made by it hereunder when due which failure shall continue for three (3) Business Days after the due date therefor; or

     (b) Any representation or warranty made or deemed to be made by any Seller Party or any Originator (or any of its officers) under this Agreement or any other Transaction Document or any Settlement Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made if such representation or warranty is susceptible of a cure, but such representation or warranty is not so cured by the earlier of
(i) thirty (30) days from the date that the party making such representation or warranty becomes aware of its incorrectness, or (ii) thirty (30) days from the date such party is given notice thereof; provided, however, that such cure period shall not be available for the representations and warranties made in Sections 6.1(d), 6.1(l), 6.1(p), 6.1(v) and 6.1(w) hereof, and the representations and warranties made in Sections 5.1(d), 5.1(k) or 5.1(r) of the Sale Agreement; and provided, further, however, that a Liquidation Event shall not be deemed to have occurred under this Section 10.1(b) if the incorrectness of such representation or warranty gives rise to an obligation by the Seller to repurchase or make an adjustment payment in respect of the related Receivables and the Seller has repurchased or made such adjustment payment in respect of the related Receivable or all such Receivables, if applicable, in accordance with the provisions of this Agreement; or

     (c) Any Seller Party or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by the Administrative Agent to such Seller Party or Originator or such Seller Party or Originator shall have otherwise become aware; or

     (d) (i) Either Seller Party shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of $10,000 with respect to the Seller and $10,000,000 with respect to MascoTech, when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause such Indebtedness to become due prior to its stated maturity; (ii) any default under any other agreement or instrument of the Seller or the Master Servicer relating to the purchase of receivables in an aggregate amount in excess of in the case of the Seller, $10,000,000, or in the case of the Master Servicer $10,000,000, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default is to terminate the commitment of any party to such agreement or instrument to purchase receivables or the right of such Seller Party to reinvest in receivables the principal amount paid by any party to such agreement or instrument for its interest in receivables; (iii) a default or trigger event shall occur under any asset securitization agreement or arrangement entered into by any Seller Party for the sale of receivables or an interest therein in excess of $10,000,000; provided that for purposes of this subsection
(d), a failure by MascoTech to observe or perform any term, covenant, or agreement in respect of the industrial revenue bonds identified on Schedule 2 of the Credit Agreement as in effect on the date hereof, or to pay on the due date therefor the debt outstanding thereunder, shall not be deemed a Liquidation Event or contribute to the $10,000,000 aggregate limitation set forth above, so long as MascoTech satisfies all obligations to pay premium, if any, principal of, and interest when due on such bonds (whether or not related to an acceleration of maturity) within five days after the due date therefor; or

     (e) An Event of Bankruptcy shall have occurred and remain continuing with respect to any Seller Party or any Originator; or

     (f) The Seller shall become an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder; or

     (g) The three month rolling average Dilution Ratio at any Cut-Off Date exceeds 1.05%; or

     (h) The three month rolling average Default Ratio at any Cut-Off Date exceeds 1.45%; or

     (i) The three month rolling average Delinquency Ratio at any Cut-Off Date exceeds 3.55%; or

     (j)  On any Settlement Date, after giving effect to the payments made under
Section 3.1(c), (i) the Asset Interest would, but for the limitations set forth in Section 1.4(b), exceed 100% or (ii) the Purchaser's Total Investment and the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding exceeds the Purchase Limit; or

     (k) There shall have occurred any event which materially adversely impairs the ability of the Originators to originate Receivables of a credit quality which are at least of the credit quality of the Receivables included in the first Purchase, or any other event occurs that is reasonably likely to have a Material Adverse Effect; or

     (l) Any Seller Party, any Participating Division or any Originator is subject to a Change in Control, except in the case of an Originator (or, in the case of MascoTech as an Originator, a Participating Division) subject to a Change in Control as to which a Mandatory Seller Termination Date or Permissive Seller Termination Date has occurred; or

     (m)  The Internal Revenue Service shall file notice of a lien pursuant to
Section 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Assets or against the Seller and such lien shall not have been released within seven (7) days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to
Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Receivables or Related Assets or against the Seller; or

     (n) Any Originator or the Master Servicer shall make any material change in the policies as to origination of Receivables or in the Credit and Collection Policy that is not permitted by Section 6.3 of the Sale Agreement or Section 7.3(c) of this Agreement without prior written notice to and consent of the Administrative Agent; or

     (o) The Purchaser, for any reason, does not have a valid, perfected first priority security interest in the Pool Receivables and the Related Assets; or

     (p) A final judgment or judgments shall be rendered against the Master Servicer, the Seller or any combination thereof for the payment of money with respect to which an aggregate amount in excess of $10,000 with respect to the Seller and $5,000,000 with respect to the Master Servicer is not covered by insurance and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Master Servicer or the Seller to enforce any such judgment; or

     (q) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Master Servicer or any ERISA Affiliate to the Pension Benefit Guaranty Corporation ("PBGC") or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent, on the Purchaser's behalf, the Administrative Agent shall have notified the Master Servicer or any ERISA Affiliate in writing that (i) the Administrative Agent, on the Purchaser's behalf, has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof a Liquidation Event exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans; or

     (r)  The occurrence of a Servicer Default; or

     (s) Noncompliance with subsection (ii) of Section 7.1(i), which shall constitute a Liquidation Event without any requirement of notice or cure period.

     SECTION 10.2   REMEDIES.

     (a) Optional Liquidation. Upon the occurrence and during the continuance of a Liquidation Event (other than a Liquidation Event described in subsection
(e) of Section 10.1), the Administrative Agent shall, at the request, or may with the consent, of the Purchaser, by notice to the Seller declare the Termination Date to have occurred and the Liquidation Period to have commenced.

     (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in subsection (e) of Section 10.1, the Termination Date shall occur and the Liquidation Period shall commence automatically.

     (c)  Additional Remedies. Upon any Termination Date pursuant to this
Section 10.2, no Purchases or Reinvestments thereafter will be made, and the Administrative Agent, the Purchaser and Wachovia shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

     SECTION 10.3   CURE NOT TO AFFECT EXERCISE OF REMEDIES.

     No exercise by the Administrative Agent or the Purchaser or any of their successors or assigns of any rights or remedies permitted to them under this Agreement or applicable law upon the occurrence and during the continuance of any Liquidation Event, Unmatured Liquidation Event or Credit Event, as applicable, shall be affected by any subsequent cure or attempted cure of such event; provided, however, that the exercise of such right or remedy was commenced (but need not have been completed) prior to the date of such cure.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

     SECTION 11.1   AUTHORIZATION AND ACTION.

     Pursuant to agreements entered into with the Administrative Agent, the Purchaser has appointed and authorized the Administrative Agent (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

     SECTION 11.2   ADMINISTRATIVE AGENT'S RELIANCE, ETC.

     The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collection of Pool Receivables as Master Servicer pursuant to Section 8.1), except for its or their own breach of the terms of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for the Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to the Purchaser or any such other holder for any statements, warranties or representations made by any Seller Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Seller Party or to inspect the property (including the books and records) of any Seller Party; (d) shall not be responsible to the Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 11.3   WACHOVIA AND AFFILIATES.

     Wachovia and any of its Affiliates may generally engage in any kind of business with any Seller Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Seller Party or any Obligor or any of their respective Affiliates, all as if Wachovia were not the Administrative Agent, and without any duty to account therefor to the Purchaser or any other holder of an interest in Pool Receivables, but in any event subject to Section 14.7.

                                   ARTICLE XII

                     ASSIGNMENT OF THE PURCHASER'S INTEREST

     SECTION 12.1   RESTRICTIONS ON ASSIGNMENTS.

     (a) No Seller Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Administrative Agent. The Purchaser may not assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of the Seller, which consent shall not unreasonably be withheld; provided, however, that

          (i) The Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to any Liquidity Bank, Wachovia, or any Affiliate thereof, or to any "bankruptcy remote" special purpose entity, the business of which is administered by Wachovia or any Affiliate thereof (which assignee shall then be subject to this Article XII); and

          (ii) The Purchaser may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Asset Interest, to secure the Purchaser's obligations under or in connection with the Commercial Paper Notes, the Liquidity Agreement, and certain other obligations of the Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of Section 12.1(b) or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement (other than Section 12.3); and

          (iii) the Master Servicer may delegate its duties provided herein (but the Master Servicer shall remain liable for such duties) to any Originator who agrees to act as a Servicer hereunder and assumes in writing the obligations of the Master Servicer hereunder with respect to that portion of the Pool Receivables originated by such Originator.

     (b) The Seller agrees to advise the Administrative Agent within five Business Days after notice to the Seller of any proposed assignment by the Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a), of the Seller's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If the Seller does not consent to such assignment, the Purchaser may immediately or at any time thereafter assign such Asset Interest (or portion thereof) to any Person or Persons permitted under clause (i) of Section 12.1(a).

     SECTION 12.2   RIGHTS OF ASSIGNEE.

     Upon the assignment by the Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of the Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

     SECTION 12.3   TERMS AND EVIDENCE OF ASSIGNMENT.

     Any assignment of the Asset Interest (or any portion thereof) to any Person that is otherwise permitted under this Article XII shall be upon such terms and conditions as the Purchaser and the assignee may mutually agree, and may be evidenced by such instrument(s) or document(s) as may be satisfactory to the Purchaser, the Administrative Agent and the assignee.

     SECTION 12.4   RIGHTS OF LIQUIDITY BANKS.

     The Seller hereby agrees that, upon notice to the Seller, the Liquidity Banks (as provided in the Liquidity Agreement) may exercise all the rights of the Administrative Agent and Purchaser hereunder, with respect to the Asset Interest (or any portions thereof), and Collections with respect thereto, which are owned by the Purchaser, and all other rights and interests of the Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice or at any time thereafter (but subject to any conditions applicable to the exercise of such rights by the Administrative Agent), the Liquidity Banks (as provided in the Liquidity Agreement) may request the Master Servicer to segregate the Purchaser's allocable shares of Collections from the Seller's allocable share, may give a Successor Notice pursuant to and in accordance with Section 8.1(b), may give or require the Administrative Agent to give notice to the Lockbox Banks as referred to in Section 8.5(b) and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Administrative Agent might have done.

                                  ARTICLE XIII

                                 INDEMNIFICATION

     SECTION 13.1   INDEMNITIES BY THE SELLER.

     (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, but without duplication for amounts paid by the Master Servicer under Section 13.2, the Seller hereby agrees to indemnify each of Wachovia, both individually and as the Administrative Agent, the Purchaser, the Liquidity Banks, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any related Contract, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse (except as otherwise specifically provided in this Agreement) for nonpayment due to credit problems of an Obligor. Without limiting the foregoing but subject to the foregoing exclusion, the Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

          (i) the transfer by any Seller Party of any interest in any Receivable other than the transfer of Receivables and related property by an Originator to the Seller pursuant to the Sale Agreement, the transfer of the Asset Interest to the Purchaser pursuant to this Agreement and the grant of a security interest to the Purchaser pursuant to Section 9.1;

          (ii) any representation or warranty made by any Seller Party (or any of its officers) under or in connection with any Transaction Document, any Settlement Report or any other information or report delivered by or on behalf of any Seller Party pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be;

          (iii) the failure by any Seller Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or any related Contract, or the nonconformity of any Pool Receivable or any related Contract with any such applicable law, rule or regulation, or the failure of the Seller to be qualified as a foreign corporation in good standing in jurisdictions in which the conduct of its business requires such qualification;

          (iv) the failure to vest and maintain vested in the Purchaser an undivided percentage ownership interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than a Lien created pursuant to the Transaction Documents, whether existing at the time of any Purchase or Reinvestment of the Asset Interest or at any time thereafter;

          (v) the failure by any Seller Party or Originator to file, or any delay by any Seller Party or Originator in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

          (vi) any dispute, claim, offset or defense (other than nonpayment due to credit problems of an Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vii)  any matter described in clause (i) or (ii) of Section 3.2(a);

          (viii) any failure of any Seller Party, as Master Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article III or Article VIII;

          (ix) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

          (x) any claim of breach by any Seller Party of any related Contract (if any) with respect to any Pool Receivable; or

          (xi) any tax or governmental fee or charge (but not including Excluded Taxes), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any Related Security.

     provided, that for purposes of clauses (i), (ii), (iii), (v), (viii) and
(x) above, the term "Seller Party" shall only include the Master Servicer to the extent it is an Affiliate of the Seller. The parties acknowledge that the effect of this Section is to, among other things, entitle an Indemnified Party to indemnification for Indemnified Amounts arising out of such party's own negligence.

     (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Seller Party under
Section 13.1(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to the Seller and the Seller shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

     (c) Contribution. If for any reason the indemnification provided above in this Section 13.1 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

     SECTION 13.2   INDEMNITIES BY MASTER SERVICER.

     Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Master Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Master Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by the Master Servicer (or any of its officers) under or in connection with any Transaction Document, any Settlement Report or any other information or report delivered by or on behalf of the Master Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Master Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or any related Contract. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for non-payment due to credit problems of an Obligor. The parties acknowledge that the effect of this Section is to, among other things, entitle an Indemnified Party to indemnification for Indemnified Amounts arising out of such party's own negligence.

     If for any reason the indemnification provided above in this Section 13.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Master Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Master Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     SECTION 14.1   AMENDMENTS, ETC.

     Except as permitted by Section 7.3(f), no amendment or waiver of any provision of this Agreement nor consent to any departure by any Seller Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each Seller Party, the Administrative Agent and the Purchaser (with respect to an amendment), or (b) the Administrative Agent and the Purchaser (with respect to a waiver or consent by them) or any Seller Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, the Purchaser may also be required to obtain the approval of some or all of the Liquidity Banks or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes.

     SECTION 14.2   NOTICES, ETC.

     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule 14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, sent by express mail or courier, or sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

     SECTION 14.3   NO WAIVER; REMEDIES.

     No failure on the part of the Administrative Agent, any Affected Party, any Indemnified Party, the Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Wachovia, individually, and as Administrative Agent and each Liquidity Bank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Wachovia and such Liquidity Bank to or for the credit or the account of the Seller, now or hereafter existing under this Agreement, to the Administrative Agent, any Affected Party, any Indemnified Party or the Purchaser, or their respective successors and assigns.

     SECTION 14.4   BINDING EFFECT; SURVIVAL.

     This Agreement shall be binding upon and inure to the benefit of each Seller-Party, the Administrative Agent, the Purchaser and their respective successors and assigns, and the provisions of Section 4.2 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article VI and the indemnification and payment provisions of Article XIII and Sections 4.2, 14.5, 14.6, 14.7, 14.8 and 14.15 shall be continuing and shall survive any termination of this Agreement.

     SECTION 14.5   COSTS, EXPENSES AND TAXES.

     In addition to their obligations under Article XIII, the Seller Parties jointly and severally agree to pay on demand (subject to such limitations contained in the Fee Letter):

     (a) all costs and expenses incurred by the Administrative Agent, any Liquidity Bank, the Purchaser and their respective Affiliates in connection with:

          (i) the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents or the Liquidity Agreement, any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Seller Party (whether or not consummated), or the enforcement by any of the foregoing Persons of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

          (ii) the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Seller Party's books and records either prior to the execution and delivery hereof or pursuant to Section 7.1(c)(iii); and

     (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and the Seller Parties, jointly and severally agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

     SECTION 14.6   NO PROCEEDINGS.

     The Master Servicer hereby agrees that it will not institute against the Seller, or join any Person in instituting against the Seller, and each Seller Party, the Master Servicer and Wachovia (individually or as Administrative Agent) each hereby agrees that it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

     SECTION 14.7   CONFIDENTIALITY OF SELLER INFORMATION.

     (a) Confidential Seller Information. Each of the Purchaser and the Administrative Agent acknowledges that certain of the information provided to it by or on behalf of the Seller Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless a Seller Party or an Affiliate thereof shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity and will take reasonable action to ensure that its Affiliates, officers, directors, employees, agents and advisors will not disclose to any other person or entity:

          (i) any information regarding, or copies of, any nonpublic financial statements, reports, schedules and other information about the Seller Parties, their Affiliates, or their respective businesses, operations, assets, finances, customers, methods, systems, current and future plans, and other information relating to the transactions contemplated herein, furnished by any Originator or any Seller Party or any Affiliate thereof to the Purchaser or the Administrative Agent; or

          (ii) any other information regarding any Originator or any Seller Party which is designated by any Originator or any Seller Party to such party in writing as confidential.

(the information referred to in clauses (i) and (ii) above, whether furnished by any Originator or any Seller Party or any Affiliate thereof or any attorney for or other representative thereof (each a "Seller Information Provider"), is collectively referred to as the "Seller Information"); provided, however, the Seller Information shall not include any information (i) which was publicly known, or otherwise known by the recipient of such information without obligation of confidentiality at the time of receipt, (ii) which subsequently becomes publicly known through no act or omission by the recipient of such information, or (iii) which otherwise becomes known to the recipient of such information other than through disclosure by a Seller Information Provider or a source actually known to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

     (b) Disclosure. Notwithstanding subsection (a), each of the Purchaser and the Administrative Agent may disclose any Seller Information:

                  (i) to any of such party's officers, directors, employees, independent attorneys, consultants, advisors, accountants and auditors and to any dealer or placement agent for the Purchaser's commercial paper who (A) in the sole discretion of such party, have a need to know such Seller Information, and (B) are informed by such party of the confidential nature of the Seller Information and the terms of this
         Section 14.7 and have agreed, verbally or otherwise, to be bound by the provisions of this Section 14.7 (but such party may not disclose Seller Information to any securities analysts);

                  (ii) to any Liquidity Bank, any actual or potential assignee of, or participant in, any rights or obligations of the Purchaser, any Liquidity Bank or the Administrative Agent under or in connection with this Agreement, who has agreed to be bound by the provisions of this
         Section 14.7;

                  (iii) to any rating agency that maintains a rating for the Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of the Purchaser in connection with such rating;

                  (iv) to any other party to this Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby;

                  (v) subject to subsection (c), as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party;

                  (vi) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information; or

                  (vii) in connection with the enforcement of this Agreement or any other Transaction Document.

In addition, the Purchaser and the Administrative Agent may disclose on a "no name" basis to any dealer or placement agent for or to any actual or potential investor in the Purchaser's Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of the Purchaser's commitment and Purchaser's Total Investment with respect to the Asset Interest and any other credit enhancement provided by any Seller Party hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool.

         (c) Legal Compulsion. In the event that the Purchaser or the Administrative Agent or any of its representatives is required by law or is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will (or will cause its representatives to):

                  (i) provide MascoTech with prompt written notice so that (A) MascoTech or an Affiliate thereof may seek a protective order or other appropriate remedy, or (B) MascoTech or such Affiliate may, if it so chooses, agree that such party (or its representatives) may disclose such Seller Information pursuant to such request or legal compulsion;

                  (ii) unless MascoTech or such Affiliate agrees that such Seller Information may be disclosed, make a timely objection to the request or compulsion to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this Section 14.7; and

                  (iii) upon the request, and at the sole expense, of MascoTech or such Affiliate, exercise such rights, if any, available to such party to assist MascoTech or such Affiliate in seeking such protective order or other appropriate remedy to delay, prevent or limit such disclosure.

In the event such protective order or remedy is not obtained, or MascoTech or such Affiliate agrees that such Seller Information may be disclosed, such party will furnish only that portion of the Seller Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Seller Information.

         (d) Survival. This Section 14.7 shall survive termination of this Agreement.

         (e) Specific Performance. The Purchaser and the Administrative Agent agree that money damages will not be a sufficient remedy for any breach of this Section 14.7 and that the Seller Parties shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for such breach but shall be in addition to all other remedies available at law or in equity.

         SECTION 14.8      CONFIDENTIALITY OF PROGRAM INFORMATION.

         (a) Confidential Information. Each party hereto acknowledges that Wachovia, individually and in its capacity as Administrative Agent, regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party agrees that:

                  (i) it will not disclose without the prior consent of Wachovia (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 14.8), (A) any information (including but not limited to pricing) in, or copies of, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, (B) any information regarding the organization, business or operations of the Purchaser generally or the services performed by Wachovia as the Administrative Agent for the Purchaser, or (C) any information which is furnished by Wachovia to such party and which is designated by Wachovia to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses
         (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (1) to any other party to this Agreement (and any independent attorneys, consultants and auditors of any such party) for the purposes contemplated hereby, (2) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, including, without limitation, the Securities and Exchange Commission and various public utility commissions having jurisdiction over MascoTech, (3) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (4) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, or (5) in financial statements as required by GAAP;

                  (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

                  (iii) it will, upon demand, return (and cause each of its representatives to return) to Wachovia, all documents or other written material received from Wachovia in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

         (b) Availability of Confidential Information. This Section 14.8 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Wachovia or were known to such party on a nonconfidential basis prior to its disclosure by Wachovia.

         (c) Legal Compulsion to Disclose. Except as otherwise permitted by this Section 14.8, in the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will:

                  (i) provide Wachovia with prompt written notice so that Wachovia may seek a protective order or other appropriate remedy and/or, if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion;

                  (ii) unless Wachovia agrees that such Program Information may be disclosed, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.8; and

                  (iii) upon the request of Wachovia, exercise such rights, if any, available to such party to assist Wachovia in seeking such protective order or other appropriate remedy to delay, prevent or limit such disclosure.

In the event that such protective order or other remedy is not obtained, or Wachovia agrees that such Program Information may be disclosed, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information. In the event any Seller Party is required to file a copy of the Fee Letter with the SEC or any other Governmental Authority, it will (A) provide Wachovia with prompt written notice of such requirement and
(B) exercise reasonable efforts to obtain reliable assurance that such governmental authority will give confidential treatment to this Agreement.

         (d) Survival. This Section 14.8 shall survive termination of this Agreement.

         (e) Specific Performance. The Seller Parties agree that money damages will not be a sufficient remedy for any breach of this Section 14.8 and that Wachovia shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for such breach but shall be in addition to all other remedies available at law or in equity.

         SECTION 14.9      CAPTIONS AND CROSS REFERENCES.

         The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         SECTION 14.10     INTEGRATION.

         This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 14.11     GOVERNING LAW.

         THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE

PERFECTION OF THE INTERESTS OF PURCHASER IN THE POOL RECEIVABLES OR RELATED PROPERTY IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 14.12     WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

         SECTION 14.13     CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

         EACH SELLER PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

         (a) IT IRREVOCABLY (i) SUBMITS TO THE NONEXCLUSIVE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, AS APPROPRIATE, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND

         (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         SECTION 14.14     EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

         SECTION 14.15     NO RECOURSE AGAINST OTHER PARTIES.

         The obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser. No recourse shall be had for the payment of any amount owing by the Purchaser under this Agreement or for the payment by the Purchaser of any fee in respect hereof or any other obligation or claim of or against the Purchaser arising out of or based upon this Agreement, against Wachovia or against any employee, officer, director, incorporator or stockholder of the Purchaser. For purposes of this Section 14.15, the term "Wachovia" shall mean and include Wachovia Bank, N.A. and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that the Purchaser shall not be considered to be an affiliate of Wachovia for purposes of this paragraph. Each of the Seller, the Master Servicer and the Administrative Agent agrees that the Purchaser shall be liable for any claims that such party may have against the Purchaser only to the extent the Purchaser has excess funds and to the extent such assets are insufficient to satisfy the obligations of the Purchaser hereunder, the Purchaser shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against the Purchaser. Any and all claims against the Purchaser or the Administrative Agent shall be subordinate to the claims of the holders of Commercial Paper Notes and the Liquidity Banks.

         SECTION 14.16     SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                             MTSPC, INC., as Seller

                             By:/s/David B. Liner
                                -----------------
                             Name: David B. Liner
                                   --------------
                             Title: Secretary
                                    ---------

                             MASCOTECH, INC., as initial Master Servicer

                             By:/s/David B. Liner
                                -----------------
                             Name: David B. Liner
                                   --------------
                             Title: Vice President
                                    --------------

                             BLUE RIDGE ASSET FUNDING CORPORATION,
                             as Purchaser

                             By:  Wachovia Bank, N.A. as Attorney-in-Fact

                             By: /s/ W. Adrian Jordan
                                ------------------------------------------------
                             Name: W. Adrian Jordan
                                  ----------------------------------------------
                             Title: Vice President
                                   ---------------------------------------------


                             WACHOVIA BANK, N.A.,
                             as Administrative Agent

                             By: /s/ Kevin T. McConnell
                                ------------------------------------------------
                             Name: Kevin T. McConnell
                                  ----------------------------------------------
                             Title: Senior Vice President
                                   ---------------------------------------------

                                   APPENDIX A

                                   DEFINITIONS

         This is Appendix A to the Receivables Purchase Agreement dated as of June 22, 2000 among MTSPC, Inc., as the Seller, MascoTech, Inc. as the Master Servicer, Blue Ridge Asset Funding Corporation, as the Purchaser, and Wachovia Bank, N.A., as the Administrative Agent (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

         A. Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated below:

Adjusted Dilution Ratio: On any day, the ratio (expressed as a percentage) computed as of the most recent Cut-Off Date by dividing (a) the sum of the Dilution Ratio at each of the twelve (12) consecutive Cut-Off Dates ending with such Cut-Off Date by (b) twelve (12).

Administrative Agent:  As defined in the preamble.

Administrative Agent's Office: The office of the Administrative Agent at 191 Peachtree Street, Mail Drop GA-423, Atlanta, Georgia 30303, Attention: Elizabeth Wagner, Asset Backed Finance, or such other address as shall be designated by the Administrative Agent in writing to the Seller and the Purchaser.

Affected Party: Each of the Purchaser, each Liquidity Bank, any participant of the Purchaser or any Liquidity Bank, Wachovia, any successor to Wachovia, as Administrative Agent, or any sub-agent of the Administrative Agent.

Affiliate: With respect to any other Person controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

Affiliated Obligor: In relation to any Obligor, an Obligor that is an Affiliate of such Obligor; provided that New Venture Gear, Inc., General Motors Corporation and DaimlerChrysler AG will not be deemed to be Affiliated Obligors.

Allocation Limit:  As defined in Section 1.1.

Alternate Base Rate: On any day, the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the higher, as of such day, of (a) the Prime Rate in effect on such day, and (b) one-half of one percent above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be





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effective on the date of each such change. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Wachovia in connection with extensions of credit.

Asset Interest: The Purchaser's undivided percentage ownership interest, determined from time to time as provided in Section 1.4(b), in (i) all then outstanding Pool Receivables and (ii) all Related Assets.

Asset Tranche: At any time a portion of the Asset Interest selected by the Administrative Agent pursuant to Section 2.1.

Bank Rate:  For any Yield Period:

                  (a) in the case of any Yield Period other than a Yield Period described in clause (b), an interest rate per annum equal to the sum of
         (i) the Bank Rate Spread per annum, plus (ii) Eurodollar Rate (Reserve Adjusted) for such Yield Period;

                  (b)  in the case of

                       (i) any Yield Period commencing on or prior to the first day of which the Purchaser or any Liquidity Bank shall have notified the Administrative Agent that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Person to fund such Asset Tranche at the rate described in clause (a), or (B) due to market conditions affecting the interbank eurodollar market, funds are not reasonably available to such Person in such market in order to enable it to fund such Asset Tranche at the rate described in clause (a) (and in the case of subclause (A) or (B), such Person shall not have subsequently notified the Administrative Agent that such circumstances no longer exist), or

                       (ii) any Yield Period as to which the Administrative Agent does not receive notice or determine, by no later than 12:00 noon (Atlanta, Georgia time) on the third Business Day preceding the first day of such Yield Period, that the related Asset Tranche will be funded by Liquidity Fundings and not by the issuance of Commercial Paper Notes, an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Yield Period; it being understood that, in the case of paragraph (b)(i) above, such rate shall only apply to the Person affected by the circumstances described in such paragraph
         (b)(i).

Bank Rate Spread:  As defined in the Fee Letter.

Blocked Account Agreement: That Blocked Account Agreement of even date among the Seller, MascoTech, Bank One, NA and Wachovia.






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

Business Day: (i) With respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in New York, New York, and in Atlanta, Georgia and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York, or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to be closed.

Capital Lease Obligations: Of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

Change in Control:

                  (a) In relation to MascoTech or any other Originator, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) (the "acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of such Person entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of such Person and having a then present right to exercise 50% or more of the voting power for the election of members of the board of directors of such Person attached to all such outstanding shares of capital stock of such Person, unless otherwise agreed in writing by the Administrative Agent;

                  (b) in relation to any Participating Division, the sale of all or substantially all of the assets of such Participating Division to one or more Persons (other than an Originator) in one or more or a series of transactions; and

                  (c) in relation to the Seller, the failure of MascoTech to own directly 100% of the issued and outstanding shares of the capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of the Seller on a fully diluted basis.

Code: The Internal Revenue Code of 1986, as the same may be amended from time to time.

Collection Account:  A segregated deposit account established in accordance with
Section 7.1(i) and maintained with Wachovia in the name of the Seller.

Collections: With respect to any Receivable, all funds which either (a) are received by the Seller, an Originator or the Master Servicer from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, insurance payments that the Seller, an Originator or the Master





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

Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are Deemed Collections; provided that, prior to such time as MascoTech shall cease to be the Master Servicer, late payment charges, collection fees and extension fees shall not be deemed to be Collections.

Commercial Paper Notes: The commercial paper promissory notes, if any, issued by or on behalf of the Purchaser or that fund the Purchase by the Purchaser of an Asset Tranche funded at the CP Rate.

Contract: A contract between the Seller or an Originator and any Person, or an invoice sent or to be sent by the Seller or an Originator, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable. A `related Contract' or similar reference means rights to payment, collection and enforcement, and other rights under a Contract to the extent directly related to a Receivable in the Receivables Pool, but not any other rights under such Contract.

CP Discount: The Face Amount of any Commercial Paper Note, net of proceeds received by the Purchaser with respect to such Commercial Paper Note.

CP Rate: With respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes having a term equal to such CP Tranche Period are sold plus the amount of any placement agent or commercial paper dealer fees incurred in connection with such sale; provided, however, if the rate (or rates) is a discounted rate (or rates), the CP Rate for such CP Tranche Period shall be the rate (or, if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest bearing equivalent rate.

CP Tranche Period: A period of up to 270 days commencing on a Business Day determined by the Administrative Agent in consultation with the Seller pursuant to Section 1.2. If such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the preceding Business Day.

Credit Agreement: That certain Credit Agreement dated as of January 16, 1998 by and among MascoTech, MascoTech Acquisition, Inc., and certain borrowing subsidiaries as borrowers, certain financial institutions, as the lenders, The First National Bank of Chicago, as administrative agent, and Bank of America NT & SA and NationsBank, N.A., as syndication agents, as the same may be amended, restated, substituted or replaced from time to time.

Credit and Collection Policy: Those credit and collection policies and practices (which may be written or unwritten) of the Originators (and, with respect to MascoTech, of the Participating Divisions) relating to Contracts and Receivables as in effect on the date of this Agreement, as modified without violating
Section 7.3(c), but subject to compliance with applicable tariffs or state regulations in effect from time to time.





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

Credit Event: The downgrade of MascoTech's senior secured debt rating to lower than Ba3 by Moody's or lower than BB- by S&P.

Cut-Off Date:  The last day of each Settlement Period.

Days Sales Outstanding or DSO: On any day, the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Unpaid Balance of Pool Receivables as of the most recent Cut-Off Date, by (ii) the aggregate Unpaid Balance of Pool Receivables created during the three Settlement Periods including and immediately preceding, and ending on, such Cut-Off Date.

Deemed Collections:  As defined in Section 3.2(a).

Default Horizon Ratio: On any day, the ratio (expressed as a percentage) of (i) the aggregate Dollar amount of sales of the Originators (or, in the case of MascoTech, the Participating Divisions) during the immediately preceding four Settlement Periods ending on the most recent Cut-Off Date divided by (ii) the Net Pool Balance on such Cut-Off Date.

Default Ratio: An amount (expressed as a percentage) equal to a fraction, the numerator of which is equal to the outstanding balance of Receivables that became Defaulted Receivables during the immediately preceding Settlement Period and the denominator of which is the aggregate amount of sales generated by the Originator (or, in the case of MascoTech, the Participating Divisions) during the Settlement Period occurring four months prior to the immediately preceding Settlement Period.

Defaulted Receivable: A Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original invoice date for such payment or (b) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof.

Delinquency Ratio: On any day, the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding Settlement Period by dividing (a) the aggregate Unpaid Balance of all Pool Receivables that are Delinquent Receivables on such Cut-Off Date by (b) the aggregate Unpaid Balance of Pool Receivables on such Cut-Off Date.

Delinquent Receivable: A Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original invoice date for such payment.

Dilution: The amount of any reduction or cancellation of all or any portion of the Unpaid Balance of a Pool Receivable as described in Section 3.2(a), such amount to be expressed in Dollars.

Dilution Horizon Ratio: An amount (expressed as a percentage) equal to a fraction, the numerator of which is the aggregate sales of the Originators (or, in the case of MascoTech, the Participating Divisions) for the most recent two Settlement Periods and the denominator of which is the Net Pool Balance as of the most recent Cut-Off Date.





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

Dilution Ratio: An amount (expressed as a percentage) equal to a fraction, the numerator of which is the total amount of Dilution during the previous Settlement Period, and the denominator of which is the amount of sales generated during the second preceding Settlement Period.

Dilution Reserve: On any day, the product of (a) the sum of (i) two (2) times the Adjusted Dilution Ratio and (ii) the Dilution Volatility Component and (b) the Dilution Horizon Ratio.

Dilution Volatility Component: An amount (expressed as a percentage) equal to the product of (a) the difference between (i) the highest three month rolling average Dilution Ratio during the immediately preceding twelve (12) months and
(ii) the Adjusted Dilution Ratio and (b) a fraction, the numerator of which is the highest three month rolling average Dilution Ratio during the immediately preceding twelve (12) months and the denominator of which is the Adjusted Dilution Ratio.

Dollars:  Dollars in lawful money of the United States of America.

Earned Discount: For any Yield Period or CP Tranche Period, as applicable, for any Asset Tranche:


                                 PTI x ER x ED
                                 ------------- + LF
                                      360

where:

                  PTI  =  the daily average (calculated at the close of
                          business each day) of the Purchaser's Tranche Investment in such Asset Tranche during such Yield Period or CP Tranche Period, as applicable,

                  ER   =  the Earned Discount Rate for such Yield Period or CP
                          Tranche Period,

                  ED   =  the actual number of days elapsed during such Yield
                          Period or CP Tranche Period, and

                  LF   =  the Liquidation Fee, if any, during such Yield Period
                          or CP Tranche Period.

Earned Discount Rate: For any Yield Period or any CP Tranche Period, as applicable, for any Asset Tranche:


         (a) in the case of an Asset Tranche funded by a Liquidity Funding, the Bank Rate for such Asset Tranche and such Yield Period; and

         (b) in the case of an Asset Tranche funded by Commercial Paper Notes, the CP Rate for such CP Tranche Period;

provided, however, that on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Earned Discount Rate for each Asset Tranche shall mean a rate per annum equal to the Alternate Base Rate plus 2% per annum.

Eligible Receivable:  At any time, a Receivable:

         (a) which is a Pool Receivable arising out of the sale of goods or the rendering of services by an Originator (or, in the case of MascoTech, a Participating Division) in the ordinary course of its business that has been sold or contributed to the Seller pursuant to the Sale Agreement in a "true sale" or "true contribution" transaction;

         (b) as to which the perfection of the Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code - Secured Transactions is in force, and which constitutes an "account" or "general intangible" and which is not evidenced by an "instrument" as such terms are defined in the Uniform Commercial Code as in effect in such jurisdiction;

         (c) the Obligor of which (i) is a resident of the United States, or any of its possessions or territories, (ii) is not an Affiliate or employee of any Seller Party and (iii) is not a Governmental Authority;

         (d) which is not a Defaulted Receivable;

         (e) with regard to which the representations and warranties of the Seller in Section 6.1(l) are true and correct in all material respects;

         (f) the sale of an undivided interest in which does not contravene or conflict with any law applicable thereto;

         (g) which is denominated and payable only in Dollars in the United States;

         (h) which, if it arises under a Contract, arises under a Contract that has been duly authorized by the Obligor, and to the extent necessary executed, and which Contract, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws related to or affecting creditors' rights generally and to general principles of equity, and is not subject to any dispute, offset, counterclaim or defense whatsoever, provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Unpaid Balance of such Receivable then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Unpaid Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by an Originator (thereby giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset;





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

         (i) which, together with the Contract related thereto (if any), does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectability of such Receivable;

         (j) which satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy;

         (k) which, according to the Contract related thereto, is due and payable within 120 days from the invoice date of such Receivable;

         (l) not more than 35% of the aggregate Unpaid Balance of all Receivables of the Obligor of which are Defaulted Receivables;

         (m) the original term of which has not been extended and the Unpaid Balance of which has not been adjusted;

         (n) as to which the Internal Revenue Service shall not have filed notice of a lien pursuant to Section 6323 of the Internal Revenue Code and as to which the Pension Benefit Guaranty Corporation shall not have filed, or shall not have indicated its intention to file, notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974; and

         (o) which is not a Reese Receivable.

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Affiliate: Any trade or business (whether or not incorporated) that is a member of a group of which MascoTech is a member and which is treated as a single employer under Section 414 of the Code.

Eurodollar Business Day: A day of the year as defined in clause (i) of the definition of Business Day.

Eurodollar Rate: For any Yield Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the related Liquidity Funding offered for a term comparable to such Yield Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, two Eurodollar Business Days prior to the first day of such Yield Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Yield Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York







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

City time, two Eurodollar Business Days prior to the first day of such Yield Period, for deposits in Dollars offered by leading European banks for a period comparable to such Yield Period in an amount comparable to the principal amount of such Liquidity Funding.

Eurodollar Rate (Reserve Adjusted): With respect to any Yield Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

Eurodollar Reserve Percentage: With respect to any Yield Period, the maximum reserve percentage, if any, applicable to the Liquidity Bank under Regulation D during such Yield Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be applicable) for determining the Liquidity Bank's reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Yield Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by the Liquidity Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the "London Interbank Offered Rate" or "LIBOR" is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

Event of Bankruptcy: Shall be deemed to have occurred with respect to a Person if either:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Excess Concentration Amount: On any date, the sum of the amounts by which the aggregate Unpaid Balance of Eligible Receivables of each Obligor in the Receivables Pool (together with those of its Affiliated Obligors) exceeds the Obligor Concentration Limit for such Obligor.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Excluded Taxes: Any taxes, duties, impositions or charges imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located, or by any United States or foreign jurisdiction in which such Affected Party is now conducting or may hereafter conduct business, that are (1) based on, measured by or determined by reference to the net or gross income, net or gross receipts, or net or gross profits of any Affected Party, or changes in the rate of tax on or determined by reference to the net or gross income, net or gross receipts or net or gross profits of any Affected Party, including any minimum taxes, withholding taxes, items of tax preference or taxes or, measured by or in the nature of capital, net worth, or excess profits, or taxes assessed with respect to any fee, charge or payment received hereunder or under the Fee Letter, (2) capital stock, franchise, business privilege or doing business taxes, (3) taxes, impositions or charges relating to periods prior to the date hereof or after the Final Payout Date of this Agreement, (4) taxes, impositions or charges to the extent that any Affected Party actually receives a credit (or otherwise has a reduction in a liability for taxes) in respect thereof against taxes that are not indemnified under this Agreement, and (5) taxes that would have been imposed in the absence of the transactions contemplated by this Agreement or as a result of activities of any Affected Party unrelated to the transactions contemplated hereby.

Face Amount: With respect to any Commercial Paper Notes, the face amount stated thereon in the case of any Commercial Paper Note issued on a discount basis, and the principal amount stated thereon plus the amount of all interest scheduled to accrue on such Commercial Paper Note through its stated maturity date in the case of any Commercial Paper Note issued on an interest bearing basis.

Facility Fee:  As defined in the Fee Letter.

Federal Funds Rate: For any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as reasonably determined by the Administrative Agent.

Federal Reserve Board: The Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

Fee Letter:  As defined in Section 4.1.

Final Payout Date: The date following the Termination Date on which the Purchaser's Total Investment shall have been reduced to zero and all other amounts payable by the Seller to the Purchaser, any Liquidity Bank, the Administrative Agent, the Indemnified Parties, the Affected Parties and the Lockbox Banks under the Transaction Documents shall have been paid in full.

GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

Governmental Authority: Any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

Guarantee: Of or by any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided however that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

Indebtedness: Of any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, if such obligations are without recourse to such Person, to the lesser of the principal amount of such Indebtedness or the fair market value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

Indemnified Amounts:  As defined in Section 13.1.

Indemnified Party:  As defined in Section 13.1.

Initial Due Diligence Auditor:  Commercial Lending Consultants, Inc.

Initial Seller Notes:  As defined in the Sale Agreement.

Lien: Any security interest, lien, encumbrance, pledge, assignment, title retention, similar claim, right or interest.

Liquidation Event:  As defined in Section 10.1.

Liquidation Fee: For each Asset Tranche (or portion thereof) for each day in any Yield Period (computed without regard to clause (iii) of the proviso of the definition of "Yield Period") or CP Tranche Period, the amount, if any, by which:

         (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the Purchaser's Tranche Investment with respect to such Asset Tranche during such Yield Period (as so computed) or CP Tranche Period if such reductions had not been made, exceeds

         (b) the income, if any, received by the Purchaser from investing the proceeds of such reductions of the Purchaser's Tranche Investment.

Liquidation Period: The period commencing on the date on which the conditions precedent to Purchases and Reinvestment set forth in Section 5.2 are not satisfied (or expressly waived by the Purchaser) and the Administrative Agent shall have notified the Seller and the Master Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date.

Liquidity Agent: Wachovia, as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to Wachovia in such capacity.

Liquidity Agreement: The Liquidity Asset Purchase Agreement dated as of the date hereof among the Purchaser, Wachovia, as Administrative Agent, Wachovia, as Liquidity Agent, and Wachovia and/or one or more other banks or other financial institutions, as Liquidity Banks, and any other agreement hereafter entered into by the Purchaser providing for the making of loans, purchase of assets or other extensions of credit to the Purchaser secured by a direct or indirect security interest in the Asset Interest (or any portion thereof), to support all or part of the Purchaser's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Purchaser's investments in accounts receivable or other financial assets, and under which the amount available from such extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of deal-specific credit enhancement available with respect thereto, as such Liquidity Agreement or other agreement may be amended, supplemented or otherwise modified from time to time.

Liquidity Bank or Liquidity Banks: Any one of or all of, the commercial lending institutions that are at any time parties to the Liquidity Agreement as liquidity providers thereunder and their successors and assigns.

Liquidity Funding: A purchase made by the Liquidity Bank (or simultaneous purchases made by the Liquidity Banks) pursuant to the Liquidity Agreement.

Lockbox Account: Any bank account into which Collections are deposited or transferred.

Lockbox Agreement: A letter agreement, in substantially the form of Exhibit A-1, among the Master Servicer, the Purchaser, the Administrative Agent, the Seller and any Lockbox Bank.

Lockbox Bank: Any of the banks holding one or more lockboxes or Lockbox Accounts receiving Collections from Pool Receivables.

Loss Reserve: The product (expressed as a percentage) of (a) two (2), (b) the highest rolling three month average Default Ratio during the immediately preceding twelve (12) consecutive months and (c) the most recently calculated Default Horizon Ratio.

Mandate Letter:  As defined in Section 4.1.

MascoTech:  As defined in the preamble.

Master Servicer:  As defined in the preamble.

Material Adverse Effect: With respect to any event or circumstance, a material adverse effect on:


                  (a) the ability of the Seller, any Originator or the Master Servicer (if MascoTech or any Affiliate of MascoTech) to perform in all material respects its obligations under this Agreement or any other Transaction Document; or

                  (b) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability or collectability of a material portion of the Receivables Pool; or

                  (c) the status, existence, perfection, priority or enforceability of the Secured Parties' and the Administrative Agent's interest in the Receivables Pool.

Moody's:  Moody's Investors Service, Inc.

Net Pool Balance: On any day, an amount equal to (i) the aggregate Unpaid Balance of all Eligible Receivables in the Receivables Pool on such day, minus
(ii) the Excess Concentration Amount on such day.

Obligor: A Person obligated to make payments with respect to a Receivable, including any guarantor thereof.


Obligor Concentration Limit: At any time, in relation to the aggregate Unpaid Balance of Receivables owed by any single Obligor and its Affiliated Obligors (if any):

         (a) for Obligors who have a short term unsecured debt rating (or in the absence thereof the equivalent long-term unsecured senior debt rating) currently assigned to them by S&P and Moody's, the applicable concentration limit shall be determined according to the following table (and, if such Obligor is rated by both S&P and Moody's and has a split rating, the applicable rating will be the lower of the two):



         ----------------------------------- --------------------------------------- --------------------------------
                                                                                     Allowable % of
         S&P Rating                          Moody's Rating                          Eligible Receivables
         ----------------------------------- --------------------------------------- --------------------------------
         A-1+                                P-1                                     10%
         ----------------------------------- --------------------------------------- --------------------------------
         A-1                                 P-1                                     8%
         ----------------------------------- --------------------------------------- --------------------------------
         A-2                                 P-2                                     6%
         ----------------------------------- --------------------------------------- --------------------------------
         A-3                                 P-3                                     3%
         ----------------------------------- --------------------------------------- --------------------------------

If such Obligor is rated by only S&P, the applicable rating will be deemed to be one ratings tier below the actual rating by S&P, and, if such Obligor is rated by only Moody's, the applicable rating will be deemed to be one ratings tier below the actual rating by Moody's, it being understood that if, for example, Moody's has assigned a P-1 rating to such Obligor and S&P has not rated it, the applicable rating will be deemed to be P-2.

         (b) for Obligors who are not rated by either Moody's or S&P or who have a short-term unsecured debt rating (or in the absence thereof the equivalent long-term unsecured senior debt rating) from either Moody's or S&P that is less than A-3/P-3, 3% of the Eligible Receivables at such time; or

         (c) the Obligor Concentration Limit for any Special Obligor shall be the Special Obligor Concentration Limit applicable to such Special Obligor.

Originator: Each Person listed as an Originator in Schedule I hereto and who is a "Seller" under (and as defined in) the Sale Agreement.

Participating Divisions:  As defined in the preamble.

Person: An individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

Plan: Any pension plan (other than a "Multiemployer Plan," as defined in ERISA) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of MascoTech or any ERISA Affiliate.

Pool Receivable: A Receivable in the Receivables Pool.

Prime Rate: That interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

Program Information: As defined in Section 14.8(a)(i).

Purchase: As defined in Section 1.1.

Purchase Limit: As defined in Section 1.1.

Purchaser: As defined in the preamble.

Purchaser's Share: On any day, the lesser of (i) the percentage represented by the most recently calculated Asset Interest and (ii) 100%.

Purchaser's Total Investment: At any time with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to Seller for Purchases pursuant to Section 1.1 and 1.2, less (b) the aggregate amount of Collections theretofore received and actually distributed to Purchaser on account of such Purchaser's Total Investment pursuant to Section 1.3.

Purchaser's Tranche Investment: In relation to any Asset Tranche, the amount of the Purchaser's Total Investment allocated by the Administrative Agent to that Asset Tranche pursuant to Section 2.1, provided, that at all times the aggregate amounts allocated to all Asset Tranches shall equal the Purchaser's Total Investment.

Qualifying Liquidity Bank: A Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody's.

Receivable: Any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale of goods or rendering of services by an Originator (or, in the case of MascoTech, by a Participating Division), and includes the right to payment of any interest, finance charges, sales taxes, shipping charges, returned check or late charges and other amounts with respect thereto; provided, however, that there shall be specifically excluded from this definition any account, chattel paper, instrument or general intangible arising from the sale by MascoTech of any item of equipment described on Schedule II.

Receivables Pool: At any time all then outstanding Receivables which have been sold or contributed as capital, or purported to have been sold or contributed as capital, by the Originators to the Seller, other than those reconveyed or deemed to be reconveyed to an Originator pursuant to Section 3.5 of the Sale Agreement.

Reese Receivable: Any Receivable generated by Reese Products, Inc. and sold to the Seller pursuant to the Sale Agreement.

Regulation: Any specified Regulation of the Federal Reserve Board, as the same may be amended or supplemented from time to time.

Regulatory Change: Any change after the date of this Agreement in United States (federal, state or municipal) laws or regulations (including Regulation D) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity Bank) of or under any United States (federal, state or municipal) or foreign, laws, or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

Reinvestment: As defined in Section 1.3(a)(iii).

Related Assets: All (a) rights to, but not any obligations under, all Related Security related to any Pool Receivables (if any), (b) rights and interests of the Seller under the Sale Agreement in relation to any Pool Receivables, (c) books and records evidencing or otherwise relating to any Pool Receivables, (d) Lockbox Accounts and all cash and investments therein, to the extent constituting or representing the items in the following clause (e), and (e) Collections in respect of, and other proceeds of, any Pool Receivables or any other Related Assets.

Related Security: With respect to any Pool Receivable, all of the Seller's (in the case of usage of the term "Related Security" in the Receivables Purchase Agreement) or the applicable Originator's (in the case of usage of the term "Related Security" in the Sale Agreement) right, title and interest in and to:
(a) all Contracts, if any, that relate to such Pool Receivable; (b) all merchandise (including returned merchandise), if any, covered by a Receivable, relating to the sale that gave rise to such Pool Receivable; (c) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract (if any) related to such Pool Receivable or otherwise;
(d) all UCC financing statements covering any collateral securing payment of such Pool Receivable (but only to the extent of the interest of the Purchaser in the respective Pool Receivable); (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract (if any) related to such Pool Receivable or otherwise; and (f) all insurance policies, and all claims thereunder, related to such Pool Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Pool Receivable. The interest of the Purchaser in any Related Security is only to the extent of the Purchaser's undivided percentage interest, as more fully described in the definition of Asset Interest.

Reportable Event: Any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

Reporting Date: As defined in Section 3.1(a).

Required Reserve: On any day, an amount equal to the product of (a) the Required Reserve Factor on such day times (b) the Net Pool Balance on such day.

Required Reserve Factor: On any day during a Settlement Period, the percentage equivalent of the greater of (a) the Required Reserve Factor Floor and (b) the sum of (i) the Loss Reserve, (ii) the Dilution Reserve, (iii) the Yield Reserve, and (iv) the Servicing Reserve.

Required Reserve Factor Floor: 13%.

Responsible Officer: Means with respect to any Person, the Chairman, the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of such Person customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; provided, however, when the term "Responsible Officer" is used herein with respect to the knowledge of any such Responsible Officer, it shall not be a defense (and in any such case described in clauses (i) through (iii) below notice shall be deemed to have been received by, or knowledge shall be deemed to exist with, such Responsible Officer on the date any employee of such Person becomes aware of the relevant subject matter) that any Responsible Officer did not have knowledge of the relevant subject matter due to (i) the failure by any such Responsible Officer to comply with such Person's management systems, (ii) the failure by such Person to institute and/or maintain management systems that would, in the ordinary course of events, give such Responsible Officer access to, and require such Responsible Officer to ascertain, the status of any such relevant subject matter, each in a timely manner or (iii) the unavailability of any such Responsible Officer for any reason whatsoever.

S&P: Standard & Poor's, a division of The McGraw Hill Companies, Inc.

Sale Agreement: The Purchase and Sale Agreement dated as of June 22, 2000, among the Master Servicer, the Originators and the Seller, as initial purchaser, as it may be amended, supplemented or otherwise modified in accordance with Section 7.3(f).

Scheduled Termination Date: June 20, 2001 (or, if such day is not a Business Day, the next preceding Business Day), or such date to which the Scheduled Termination Date shall have been extended with the consent of the Purchaser in its sole discretion.

SEC: The Securities and Exchange Commission.

Secured Parties: The Purchaser, the Administrative Agent, the Indemnified Parties and the Affected Parties.

Seller: As defined in the preamble.

Seller Information: As defined in Section 14.7(a).

Seller Information Provider: As defined in Section 14.7(a).

Seller Party: As defined in the preamble.

Seller's Share: On any day, the percentage equal to 100% minus the Purchaser's Share on such day.

Servicer: Initially, each Servicer identified in Schedule I to this Agreement, and after any Servicer Transfer Event, the Successor Servicer with respect to such Servicer.

Servicer Advance: As defined in Section 8.3.

Servicer Default: As defined in Section 8.4.

Servicer Transfer Event: As defined in Section 8. 1(b).

Servicer's Fee: For any day in a Settlement Period, an amount equal to the product of (i) the Servicing Fee Rate, (ii) the aggregate Unpaid Balance of the Pool Receivables at the close of business on the first day of such Settlement Period, and (iii) 1/360.

Servicing Fee Rate: 1.0% per annum.

Servicing Reserve: On any day, the product (expressed as a percentage) of (a) the Servicing Fee Rate and (b) a fraction, the numerator of which is the Twelve Month DSO and the denominator of which is 360.

Settlement Date: With respect to each Settlement Period, the second Business Day following the Reporting Date first occurring after the end of such Settlement Period.

Settlement Period: The (a) period beginning on the date of the initial Purchase to and including the last day of the calendar month in which such date occurs; and

     (b) thereafter, beginning on, but excluding the last day of the immediately preceding Settlement Period to and including the last day of the next following calendar month;

provided, however, that the last Settlement Period shall end on, but exclude the Final Payout Date.

Settlement Report: As defined in Section 3.1(a).

Special Obligor: Any of DaimlerChrysler AG, Ford Motor Company and General Motors Corporation.

Special Obligor Concentration Limit: At any time, in relation to the aggregate Unpaid Balance of Receivables owed by any single Special Obligor and its Affiliated Obligors (if any):


         ---------------------------------------------- --------------------------------
                                                                Allowable % of
                        Special Obligor                      Eligible Receivables
         ---------------------------------------------- --------------------------------
         DaimlerChrysler AG                                           10%
         ---------------------------------------------- --------------------------------
         Ford Motor Company                                           20%
         ---------------------------------------------- --------------------------------
         General Motors Corporation                                   10%
         ---------------------------------------------- --------------------------------

Structuring Fee: The structuring fee described in the Mandate Letter.

Subsidiary: With respect to any specified Person (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

Successor Notice: As defined in Section 8.1(b).

Termination Date: The earliest of

     (a) the date of termination (whether by scheduled expiration, occurrence of a Liquidation Event or otherwise) of the Liquidity Banks' commitments under the Liquidity Agreement (unless such commitments are renewed, extended or replaced on or before such date);

     (b) the date the Administrative Agent declares a Termination Date in a notice to the Seller in accordance with Section 10.2(a);

     (c) the date that, in accordance with Section 10.2(b), the Termination Date occurs automatically;

     (d) the date designated by the Seller as the "Termination Date" on not less than thirty (30) Business Days' notice to the Administrative Agent, provided that on or prior to such date the Purchaser's Total Investment has been reduced to zero, all accrued Earned Discount and fees have been paid in full and all other amounts due to the Purchaser and the Administrative Agent have been paid in full; and

     (e)  the Scheduled Termination Date.

Transaction Documents: This Agreement, the Lockbox Agreements, the Blocked Account Agreement, the Sale Agreement, the Fee Letter, the Mandate Letter and the other documents to be executed and delivered in connection herewith.

Transactions Fees: All reasonable expenses of the Administrative Agent incurred in connection with the consummation of this Agreement and each other Transaction Document, including but not limited to (i) the legal fees of Kilpatrick Stockton LLP, counsel to the Administrative Agent, (ii) expenses incurred in connection with any due diligence audit and (iii) out-of-pocket expenses of the Administrative Agent.

Twelve Month DSO: For any day, the highest Days Sales Outstanding that occurred during the twelve (12) month period ending on such date of calculation.

UCC: The Uniform Commercial Code, as from time to time in effect in the applicable jurisdiction or jurisdictions.

Unmatured Liquidation Event: Any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

Unpaid Balance: With respect to any Receivable means at any time the unpaid amount thereof, but excluding all late payment charges, delinquency charges and extension or collection fees.

Unused Fee: As defined in the Fee Letter.

Wachovia: As defined in the preamble.

Yield Period: With respect to any Asset Tranche funded by a Liquidity Funding,

     (a) the period commencing on the date of the initial Purchase of the Asset Interest, the making of such Liquidity Funding or the creation of such Asset Tranche pursuant to Section 2.1 (whichever is latest) and ending such number of days thereafter as the Administrative Agent shall select; and

     (b) each period commencing on the last day of the immediately preceding Yield Period for the related Asset Tranche and ending such number of days thereafter as the Administrative Agent shall select;

provided, however, that

          (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Asset Tranche shall be accruing Earned Discount at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

          (ii)  in the case of Yield Periods of one day for any Asset Tranche,
     (A) the initial Yield Period shall be the date such Yield Period commences as described in clause (a) above; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

          (iii) in the case of any Yield Period for any Asset Tranche which commences before the Termination Date and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Asset Tranche shall be of such duration as shall be selected by the Administrative Agent.

Yield Reserve: On any day, an amount equal to the product of (a) 1.5, (b) the Alternate Base Rate and (c) a fraction the numerator of which is the Twelve Month DSO and the denominator of which is 360.

     B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   SCHEDULE I

           INITIAL ORIGINATORS, PARTICIPATING DIVISIONS AND SERVICERS


INITIAL ORIGINATORS, PARTICIPATING DIVISIONS AND SERVICERS:

MASCOTECH, INC.

         PARTICIPATING DIVISIONS:
         MASCOTECH FORMING TECHNOLOGIES - BRAUN
         MASCOTECH FORMING TECHNOLOGIES - HATEBUR

MASCOTECH FORMING TECHNOLOGIES - FORT WAYNE, INC.
MASCOTECH SINTERED COMPONENTS, INC.
MASCOTECH SINTERED COMPONENTS OF INDIANA, INC.
REESE PRODUCTS, INC.
LAKE ERIE SCREW CORPORATION
TRIMAS FASTENERS, INC.

                                   SCHEDULE II

                               EXCLUDED EQUIPMENT

See the following attached pages.

                                 SCHEDULE 6.1(i)

                    DESCRIPTIONS OF MATERIAL ADVERSE CHANGES

None.

                                 SCHEDULE 6.1(n)

                       LIST OF OFFICES OF MASTER SERVICER
                        AND SELLER WHERE RECORDS ARE KEPT


Seller:

MTSPC, Inc.
21001 Van Born Road
Taylor, Michigan  48180


Master Servicer:

MascoTech, Inc.
21001 Van Born Road
Taylor, Michigan  48180

                                 SCHEDULE 6.1(o)

                              LIST OF LOCKBOX BANKS
                      MAIN OFFICE ADDRESS & ACCOUNT NUMBER

Bank One
611 Woodward Avenue
Detroit, Michigan  48232

         MascoTech Forming Technologies -- Hatebur
         Account Number 05953-93
         Lockbox Number 77498

         MascoTech Forming Technologies -- Braun
         MascoTech Forming Technologies --Fort Wayne, Inc.
         Account Number 33599-44
         Lockbox Number 77818

         MascoTech Sintered Components, Inc.
         MascoTech Sintered Components of Indiana, Inc.
         Account Number 07602-03
         Lockbox Number 77994

Bank One Indiana
7610 West Washington
Indianapolis, Indiana  46231

         Reese Products, Inc.
         Account Number 700005027004
         Lockbox Number 66024


Key Bank
127 Public Square
Cleveland, Ohio  44114

         Lake Erie Screw Corporation
         TriMas Fasteners, Inc.
         Account Number 101202800
         Lockbox Number 74322

                                  SCHEDULE 14.2

                                NOTICE ADDRESSES


Seller:

MTSPC, Inc.*
21001 Van Born Road
Taylor, Michigan  48180
Attention:
Facsimile No.:


Master Servicer:

MascoTech, Inc.*
21001 Van Born Road
Taylor, Michigan  48180
Attention:
Facsimile No.:

*with a copy to:  Vice President and General Counsel
                  MascoTech, Inc.
                  21001 Van Born Road
                  Taylor, Michigan  48180
                  Facsimile:  313-792-6136

Purchaser:

Blue Ridge Asset Funding Corporation
c/o:  Wachovia Bank, N.A., as Administrative Agent
100 North Main Street
Winston-Salem, NC 27150
Attention:  John Dillon


Administrative Agent:

Wachovia Bank, N.A.
191 Peachtree Street, Suite 423
Atlanta, GA 30303
Attention:  Elizabeth Wagner
Facsimile No.:  404-332-5152
Telephone No.:  404-332-1398

                                                                 EXHIBIT 1.2 (a)

                            FORM OF PURCHASE REQUEST


Wachovia Bank, N.A.
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303
Attention:  Elizabeth Wagner

Ladies and Gentlemen:

Reference is made to the Receivables Purchase Agreement dated as of June 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") among MTSPC, Inc., as Seller, MascoTech, Inc., as Initial Master Servicer (and together with Seller, collectively referred to as the "Seller Parties"), Blue Ridge Asset Funding Corporation, as purchaser (the "Purchaser") and Wachovia Bank N.A., as administrative agent for Purchaser (the "Administrative Agent"). Capitalized terms defined in the Purchase Agreement are used herein with the same meanings.

     I. Each of the Seller Parties hereby certifies, represents and warrants to the Purchaser and the Administrative Agent that on and as of the Purchase Date (as hereinafter defined):

     (a)  each of its respective representations and warranties contained in
          Section 6.1 of the Purchase Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date;

     (b) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes a Liquidation Event or Unmatured Liquidation Event;

     (c) after giving effect to the requested Purchase, Purchaser's Total Investment and aggregate CP Discount will not exceed the available Purchase Limit, and the Asset Interest will not exceed the Allocation Limit; and

     (d)  the Termination Date shall not have occurred; and

     (e) all applicable conditions precedent set forth in Article V of the Purchase Agreement have been satisfied.

     II.  The undersigned, as Seller hereby requests that the Purchaser make a
Purchase on            ,       (the "Purchase Date") as follows:

        $                        -   Face value of maturing CP
        $                        -   Principal paydown by Seller
        $                        -   Discount to be paid by Seller
         ----------------------

        $                        -   Minimum net proceeds needed from rolling CP
                                     amount to effect Purchase in required
        $                        -   Requested face value CP to mature on
                                                                          ------
        $                        -   Requested face value CP to mature on
          -------------------                                             ------
        $                        -   aggregate requested face value CP to be
                                     issued on Purchase Date


         IN WITNESS WHEREOF, the Seller and the Master Servicer have caused this
Purchase Request to be executed and delivered as of this      day of    ,      .

                             MTSPC, INC., as Seller

                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------


                             MASCOTECH, INC., as Master Servicer

                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------

                                                                  EXHIBIT 3.1(a)

                            FORM OF SETTLEMENT REPORT

                                                                     EXHIBIT A-1

                            FORM OF LOCKBOX AGREEMENT

                            [LETTERHEAD OF MASCOTECH]

                                          ,    , 200
                            --------------  ---
[LOCKBOX BANK]

Ladies and Gentlemen:

Reference is made to our Lockbox account no.               maintained with you
(the "Account") pursuant to a lockbox agreement between the undersigned and you, the terms and conditions of which are incorporated herein by reference (the "Lockbox Agreement"). Pursuant to a Purchase and Sale Agreement, dated as of June 22, 2000, as amended, supplemented or otherwise modified from time to time, among the undersigned, as seller, and MTSPC, Inc., as purchaser, we have sold and/or may hereafter sell to MTSPC, Inc. certain of the accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account. Pursuant to a Receivables Purchase Agreement, dated as of June 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among MTSPC, Inc., as seller, the undersigned, as initial master servicer (MTSPC, Inc. and the undersigned being referred to hereinafter collectively as the "Seller Parties"), Blue Ridge Asset Funding Corporation ("Blue Ridge"), as purchaser and Wachovia Bank, N.A., as administrative agent (the "Administrative Agent"). MTSPC, Inc. has assigned and/or may hereafter assign to Blue Ridge an undivided percentage interest in the Receivables.

For purposes of this letter agreement, Wachovia Bank, N.A. is acting as Administrative Agent for Blue Ridge. We hereby transfer exclusive ownership and control of the Account to the Administrative Agent, for the benefit of Blue Ridge, subject only to the condition subsequent that the Administrative Agent shall have given you notice of its election to assume such ownership and control, which notice shall be substantially in the form attached hereto as Annex A.

We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrative Agent of its assumption of control of the Account as described above, (i) to make all payments to be made by you out of or in connection with the Account directly to the Administrative Agent in accordance with the instructions of the Administrative Agent, (ii) to hold all moneys and instruments delivered to the Account or any lockbox administered by you for the order of the Administrative Agent (for the benefit of Blue Ridge),
(iii) to refrain from initiating any transfer from the Account to any Seller Party and (iv) to change the name of the Account to "Wachovia Bank, N.A., as Administrative Agent for Blue Ridge Asset Funding Corporation". The Administrative Agent agrees to execute your standard wire transfer documentation in effect from time to time, or other customary documentation related to wire transfers, prior to the initiation of any wire transfers.

We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrative Agent as described above, the Administrative Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Administrative Agent's audit purposes and mailing of such statements directly to the Administrative Agent at an address specified by the Administrative Agent.

Notices from the Administrative Agent and other notices or communications under this letter agreement may be personally served or sent by facsimile or by certified mail, return receipt requested, or by express mail or courier, to the address or facsimile number set forth under the signature of the relevant party to this letter agreement (or to such other address or facsimile number as the relevant party shall have designated by written notice to the party giving the aforesaid notice or other communication). Notwithstanding the foregoing, any notice delivered by you may be delivered by regular mail. If notice is given by facsimile, it will be deemed to have been received when the notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

By executing this letter agreement, you acknowledge the existence of the Administrative Agent's right to ownership and control of the Account and its ownership (on behalf of Blue Ridge and MTSPC, Inc. as the parties having interests in such amounts) of the amounts from time to time on deposit therein, and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you for, the Administrative Agent (on behalf of Blue Ridge and MTSPC, Inc. on the terms provided herein. Except as otherwise provided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us as under the arrangements currently in effect.

By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and your right to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrative Agent.

You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon 90 days' prior written notice thereof from you to the Administrative Agent. Incoming mail addressed to the Account received after such cancellation shall be forwarded in accordance with the Administrative Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Administrative Agent stating that the Receivables Purchase Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Administrative Agent.

Notwithstanding any other provision of this letter agreement, it is agreed by the parties hereto that you shall not be liable to Blue Ridge or the Administrative Agent for any action taken by you or any of your directors, officers, agents or employees in accordance with this letter agreement at the request of the Administrative Agent, except for your or such person's own gross negligence or willful misconduct.

This letter agreement may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same letter agreement. This letter agreement shall be governed by and interpreted under the laws of the State of New York.

Please acknowledge your agreement to the terms set forth in this letter agreement by signing the six copies of this letter agreement enclosed herewith in the space provided below and returning each of such signed copies to the Administrative Agent.

                            Very truly yours,

                            MASCOTECH, INC.

                            By:
                               -------------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------

                            Address for notice:

                            [ADDRESS OF MASCOTECH]

                            Attention:
                            Facsimile No.:

Accepted and confirmed as of
the date first written above:

BLUE RIDGE ASSET FUNDING CORPORATION,
as Purchaser

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

Address for notice:

--------------------------------------------

--------------------------------------------

--------------------------------------------
Attention:
            --------------------------------
Facsimile No:
             -------------------------------


WACHOVIA BANK, N.A.,
as Administrative Agent

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

Address for notice:
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303
Attention:  Elizabeth Wagner
Facsimile:  (404) 332-5152


Acknowledged and agreed to as of
the date first written above:


MTSPC, INC.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

Address for notice:
Attention:
          --------------------
Facsimile No:
             -----------------

[LOCKBOX BANK]

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

Address for notice:

------------------------------------------

--------------------------------------------

--------------------------------------------
Attention:
            --------------------------------
Facsimile No:
               -----------------------------

                                                                      ANNEX A to
                                                               Lockbox Agreement


              [FORM OF NOTICE OF ASSUMPTION OF CONTROL OF ACCOUNT]

                       [LETTERHEAD OF WACHOVIA BANK, N.A.]

                                              , 200
                           -------------------     -

[NAME OF LOCKBOX BANK]
[ADDRESS OF LOCKBOX BANK]

--------------------------------------

--------------------------------------

Re:      [NAME OF SELLER]
         Lockbox Account No.

Ladies and Gentlemen:

Reference is made to the letter agreement dated June 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Letter Agreement") among MTSPC, Inc., MascoTech, Inc., Blue Ridge Asset Funding Corporation (the "Purchaser"), Wachovia Bank, N.A., as Administrative Agent for the Purchaser, and you, concerning the above-described Lockbox account (the "Account").

We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.

We hereby instruct you to make all payments to be made by you out of or in connection with the Account [DIRECTLY TO THE UNDERSIGNED, AT [OUR ADDRESS SET FORTH ABOVE], FOR THE ACCOUNT OF [BLUE RIDGE ASSET FUNDING CORPORATION] (ACCOUNT
NO.            )].

         [OTHER INSTRUCTIONS]

                            Very truly yours,
                            WACHOVIA BANK N.A.,
                            as Administrative Agent

                            By:
                               -----------------------------------------
                            Name:
                                 ---------------------------------------
                            Title:
                                  --------------------------------------

                                                                       EXHIBIT B

                                [NAME OF COMPANY]

                    FORM OF CERTIFICATE OF FINANCIAL OFFICER


This Certificate is made pursuant to the provisions of the Receivables Purchase Agreement dated as of June 22, 2000 (the "Agreement") among MTSPC, Inc., as Seller, MascoTech, Inc., as Initial Master Servicer, Blue Ridge Asset Funding Corporation, as Purchaser, and Wachovia Bank, N.A., as Administrative Agent. The capitalized terms used, but not defined, herein have the meanings assigned to them in the Agreement.

The undersigned [CHIEF FINANCIAL OFFICER/TREASURER] of [NAME OF COMPANY] (the "Company") hereby certifies that the financial statements being delivered concurrently herewith fairly present the financial condition and results of operations of the Company in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments.

                                [NAME OF COMPANY]


                                Name:
                                      --------------------------------------
                                Title:
                                       -------------------------------------
                                Dated:
                                         -----------------------------------